Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 1)

New Issue Computational Materials

$ 2,867,019,000 (Approximate)

Structured Asset Mortgage Investments II Inc.

Mortgage Pass-Through Certificates, Series 2006-AR7

Structured Asset Mortgage Investments II Inc.

Depositor

Wells Fargo Bank Minnesota, NA

Master Servicer

JP Morgan Chase Bank

Trustee

Bear, Stearns & Co. Inc.

Sole and Lead Underwriter

September 5, 2006

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 2)

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov . Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: “www.bearstearns.com/prospectus/sami” for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Structured Asset Mortgage Investments II Trust 2006-AR6

Mortgage Pass-Through Certificates, Series 2006-AR6

Computational Materials (Page 3)

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein.  Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.  Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed.  Performance results are based on mathematical models that use inputs to calculate results.  As with all models, results may vary significantly depending upon the value given to the inputs.  Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments),  interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data,  reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements).  Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce.  Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current.  Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid  and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 4)

$ 2,867,019,000 (Approximate)

Structured Asset Mortgage Investments II Trust 2006-AR7

Issuer

Mortgage Pass-Through Certificates, Series 2006-AR7

Structured Asset Mortgage Investments II Inc.

Depositor

Wells Fargo Bank, National Association

Master Servicer

JP Morgan Chase Bank

Trustee

TRANSACTION HIGHLIGHTS:

Classes	Sizes (1)	Ratings	CE Levels (4)	Coupon	Avg Life To Call (years) (2)	Window (months) (2)	Legal Final Maturity Date (8)	Certificate Type

Class A-1A	954,145,000	Aaa / AAA	46.54%	Floating (3)(5)	3.08	1-100	08/25/36	Super Senior Floater
Class A-1B	373,160,000	Aaa / AAA	46.54%	Floating (3)(7)	3.08	1-100	08/25/36	Super Senior Floater
Class A-2A	313,653,000	Aaa / AAA	19.81%	Floating (3)(5)	3.08	1-100	08/25/36	Level 1 Support Floater
Class A-2B	100,000,000	Aaa / AAA	19.81%	Floating (3)(7)	3.08	1-100	08/25/36	Level 1 Support Floater
Class A-3	88,250,000	Aaa / AAA	19.81%	Floating (3)(5)	0.70	1-18	08/25/36	Level 1 Support Floater
Class A-4	44,500,000	Aaa / AAA	19.81%	Floating (3)(5)	2.00	18-31	08/25/36	Level 1 Support Floater
Class A-5	69,250,000	Aaa / AAA	19.81%	Floating (3)(5)	3.75	31-66	08/25/36	Level 1 Support Floater
Class A-6	48,000,000	Aaa / AAA	19.81%	Floating (3)(5)	7.48	66-100	08/25/36	Level 1 Support Floater
Class A-7	NA	NA	NA	NA	NA	NA	NA	NA
Class A-8	107,020,000	Aaa / AAA	28.72%	Floating (3)(5)	0.70	1-18	08/25/36	Super Senior Floater
Class A-9	53,850,000	Aaa / AAA	28.72%	Floating (3)(6)	2.00	18-31	08/25/36	Super Senior Floater
Class A-10	83,920,000	Aaa / AAA	28.72%	Floating (3)(6)	3.75	31-66	08/25/36	Super Senior Floater
Class A-11	58,098,000	Aaa / AAA	28.72%	Floating (3)(5)	7.48	66-100	08/25/36	Super Senior Floater
Class A-12	37,861,000	Aaa / AAA	19.81%	Floating (3)(5)	3.08	1-100	08/25/36	Level 1 Support Floater
Class A-13A	109,078,000	Aaa / AAA	10.90%	Floating (3)(5)	3.08	1-100	08/25/36	Level 2 Support Floater
Class A-13B	150,000,000	Aaa / AAA	10.90%	Floating (3)(5)(8)	3.08	1-100	08/25/36	Level 2 Support PT
Class X	Notional (6)	Aaa / AAA	10.90%	Fixed (9)	NA	NA	08/25/36	Senior Interest Only
Class B-1	81,416,000	Aaa / AA+	7.80%	Floating (3)(10)	6.04	44-100	08/25/36	Subordinate Floater
Class B-2	58,155,000	Aa1 / AA	5.80%	Floating (3)(10)	6.03	44-100	08/25/36	Subordinate Floater
Class B-3	18,900,000	Aa1 / AA-	5.05%	Floating (3)(10)	6.03	44-100	08/25/36	Subordinate Floater
Class B-4	47,977,000	Aa3 / A+	3.80%	Floating (3)(10)	6.02	44-100	08/25/36	Subordinate Floater
Class B-5	14,539,000	A1/A	3.15%	Floating (3)(10)	6.02	44-100	08/25/36	Subordinate Floater
Class B-6	40,708,000	Baa2 / BBB	1.90%	Floating (3)(10)	5.97	44-100	08/25/36	Subordinate Floater
Class B-7	14,539,000	Baa3 / BBB-	1.40%	Floating (3)(10)	5.67	44-89	08/25/36	Subordinate Floater

Notes:

(1.)

In the case of the Class A Certificates, the certificate sizes are approximate and subject to a variance of +/- 10%. In the case of the Subordinate Certificates, the certificate sizes are subject to any variance required to maintain the ratings as described above.

(2.)	Certificates are priced to the 10% optional clean-up call and based on the pricing prepayment speed described herein.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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(3.)	The Class A and Class B Certificates (the “Adjustable Rate Certificates”) will settle flat and accrue interest on an actual/360 basis.

(4.)

Credit enhancement for the Certificates will be provided by a combination of subordination, OC and excess spread all as more fully described herein. The expected initial credit enhancement percentages are as provided above. The initial OC amount will equal 1.40% as of the Cut-Off Date.

(5.)

The Pass-Through Rate for the Class A-1A, Class A-2A, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-11, Class A-12, Class A-13A and A-13B Certificates will be a floating rate based on One-Month LIBOR plus 0.21%, 0.23%, 0.08%, 0.17%, 0.23%, 0.32%, 0.07%, 0.30%, 0.25%, 0.29% and 0.21%, subject to the lesser of (i) Net Rate Cap (as described herein) and (ii) 10.50%. On the first distribution date after the Optional Termination Date, such class’ margin will be increased to 2 times the original margin on such certificate.

(6.)

The Pass-Through Rate for the Class A-9 and Class A-10 Certificates will be a floating rate based on One-Month LIBOR plus 0.15% and 0.20%, subject to the lesser of (i) Net Rate Cap (as described herein) and (ii) 11.50%. On the first distribution date after the Optional Termination Date, such class’ margin will be increased to 2 times the original margin on such certificate.

(7.)

The Class A-1B and Class A-2B Certificates will be paid interest based upon an Interest Rate Swap as more fully described herein and will bear interest at a floating rate (the Pass-Through Rate) based on One-Month LIBOR plus 0.12% and 0.15% , respectively, on an actual/360 basis..

(8.)	The Class A-13B Certificates are insured by a certificate guaranty insurance policy.

(9.)

The Pass-Through Rate for the Class X Certificates will be a fixed rate of 0.900% per annum based on a notional amount equal to the aggregate certificate principal balance of the mortgage loans with 3 Yr. Hard Prepayment Penalties. The Class X Certificates will bear interest on a 30/360 basis and will settle with accrued interest.

(10.)

The Pass-Through Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (collectively, the “Class B Certificates” or the “Subordinate Certificates”) will be a floating rate based on One-Month LIBOR plus 0.37%, 0.39%, 0.42%, 0.52%, 0.56%, 1.40%, and 2.10% respectively, subject to the lesser of (i) Net Rate Cap and (ii) 10.50%. On the first distribution date after the Optional Termination Call Date, each such class’ margin will be increased to 1.5 times the original margin on such certificate.

(11.)

The legal final maturity date will be the Distribution Date in August 2036, despite some loans in the trust having a remaining maturity of greater than 360 months. This will be accomplished by trapping residual cashflow into a reserve fund to the extent that there would be enough in the reserve fund to retire any certificates remaining outstanding.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

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Description of the Collateral:

The mortgage loans are indexed to One Year MTA (“MTA”). The mortgage loans have monthly coupon adjustments that allow for negative amortization whereby interest payments may be deferred and added to the principal balance thereof. For these loans, the monthly payment amount is subject to adjustment annually on a date specified in the related mortgage note, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth anniversary of the first due date and on every fifth year thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage of 110% or 115%, as specified in the related note, of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

•

Approximately 10.16% of the mortgage loans have no prepayment penalties for full or partial prepayments; none of the mortgage loans have “soft” prepayment penalties for full or partial prepayments, where the penalty is enforced despite the borrower having sold the underlying property; and approximately 89.84% have “hard” prepayment penalties where generally, the Servicer cannot waive the prepayment penalty, unless, in each case, enforcement would violate applicable state laws or as otherwise specifically set forth in the Pooling and Servicing Agreement.

•

Approximately 9.03% of the mortgage loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac). Approximately 90.53% of the mortgage loans were originated based on the stated income of the borrower.

•	The two states with the largest concentrations are California (55.12%) and Florida (11.62%).
•	The non-zero weighted average FICO score is 703.
•	The weighted average LTV is 75.70%. The weighted average CLTV including subordinate financing at the time of origination is 80.71%.
•	All the mortgage loans with LTVs greater than 80% have primary mortgage insurance up to the required agency limits (none are secured by additional collateral or pledged assets).

NOTE: the information related to the mortgage loans described herein reflects information as of the August 1, 2006. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the mortgage loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the mortgage loans, as reflected herein, of up to 5%. Consequently, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to an increase or decrease of up to 5% from amounts shown on the front cover hereof.

Loan Description	% of Pool	Avg Bal $	Gross WAC %	Net WAC %	Gross Margin %	Net Margin %	LTV	FICO	% CAL
TOTAL	100.00	407,530.07	4.697	4.289	3.330	2.916	75.70	703	55.12

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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Mortgage Pass-Through Certificates, Series 2006-AR7

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Depositor:	Structured Asset Mortgage Investments II Inc.
Servicers:	Countrywide Home Loans Servicing LP.
Originator:	Countrywide Home Loans, Inc.
Master Servicer:	Wells Fargo Bank, National Association.
Trustee:	JP Morgan Chase Bank.
Underwriter:	Bear, Stearns & Co. Inc.
Cut-Off Date:	August 1, 2006.
Closing Date:	September 5, 2006.
Rating Agencies:

The senior certificates will be rated by two of the three rating agencies and the subordinate certificates will be rated by one of the three rating agencies. The rating agencies include Standard & Poor’s (“S&P”), Moody’s Investors Service (“Moody’s”) and or Fitch Ratings (“Fitch”).

Certificate Insurer:	Ambac Assurance Corp. will issue an insurance policy for the benefit of the Class A-13B Certificates. Only these classes will benefit from the policy.
Interest Rate Swap Counterparty:	Bear Stearns Capital Markets Inc.
Interest Rate Swap:

On the Closing Date, the Trustee will enter into an Interest Rate Swap with the Interest Rate Swap Counterparty relating to the Class A-1B and Class A-2B Certificates. On each Distribution Date, the Trust will be obligated to pay the Interest Rate Swap Counterparty an interest rate equal to a floating rate based on One-Month LIBOR plus the related margin subject to the lesser of (i) 10.50% and (ii) the Net Rate Cap on an actual/360 basis. The Interest Rate Swap Counterparty will then make monthly interest payments to the Trustee based on the then current level of One-Month LIBOR plus the related margin on the same notional balance equal to the current principal balance of the Class A-1B and Class A-2B Certificates on an actual/360 basis.

Cap Counterparty:	Bear Stearns Financial Products, Inc.
Legal Structure:	The Trust will be established as one or more REMICs for federal income tax purposes.
Optional Termination:

The Depositor, or its designee, may repurchase from the trust all of the mortgage loans at par plus accrued interest when the aggregate principal balance of the mortgage loans is reduced to 10% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

Distribution Date:	The 25th day of each month (or next business day), commencing September, 2006.
Offered Certificates:

The Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13A, Class A-13B, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

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Non-Offered Certificates:	The Class R and Class B-IO Certificates will not be publicly offered.
Class A Certificates:	The Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13A and Class A-13B Certificates.
Adjustable Rate Certificates:

The Class A-1A, Class A-2A, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13A, Class A-13B, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates.

Senior Adjustable Rate Certificates:	The Class A-1A, Class A-2A, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13A and Class A-13B Certificates.
Uncapped Adjustable Rate Certificates:	The Class A-1B and Class A-2B Certificates.
Remittance Type:	Scheduled/Scheduled.
Registration:	The Offered Certificates will be in Book-entry form through DTC, Clearstream and Euroclear.
ERISA Considerations:

The Underwriter’s Exemption is expected to be available for the senior certificates, Class B-1, Class B-2, and Class B-3 Certificates. A fiduciary of any benefit plan should very carefully review with its legal advisors whether the purchase or holding of any Certificates to a transaction prohibited or not otherwise permissible under ERISA.

SMMEA Eligibility:	The Offered Certificates, other than the Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, are expected to constitute “mortgage related securities” for purposes of SMMEA.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 9)

Denominations:	The Offered Certificates are issuable in minimum denominations of an original amount of $25,000 and multiples of $1,000 in excess thereof.
Record Date:

For each class of Adjustable Rate Certificates and Uncapped Adjustable Rate Certificates and any Distribution Date, the business day preceding the applicable Distribution Date, so long as such certificates are in book-entry form; otherwise the Record Date shall be the last business day of the month immediately preceding the applicable Distribution Date.

For the Class X Certificates the last business day of the month immediately preceding applicable Distribution Date .

Delay Days:	0 (zero) days for the Adjustable Rate Certificates and Uncapped Adjustable Rate Certificates. 24 days for the Class X Certificates.
Determination Date:

With respect to any Distribution Date and the mortgage loans, the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

LIBOR Determination Date:

With respect to each class of Adjustable Rate Certificates and Uncapped Adjustable Rate Certificates and any Distribution Date, the second LIBOR Business Day preceding the commencement of the related Interest Accrual Period. LIBOR Business Day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Interest Accrual Period:

For each class of Adjustable Rate Certificates and Uncapped Adjustable Rate Certificates and any Distribution Date, the Interest Accrual Period is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs or, in the case of the first period, commencing on the Closing Date, and ending on the day preceding such Distribution Date. All distributions of interest on the Adjustable Rate Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period. The Adjustable Rate Certificates will initially settle flat (no accrued interest).

For the Class X Certificates, the Interest Accrual Period is prior calendar month immediately preceding the month in which such Distribution Dates occurs. All distributions of interest on the Class X Certificates will be based on a 30/360 basis. The Class X Certificates will settle with accrued interest.

Prepayment Period:	The Prepayment Period with respect to any Distribution Date is the calendar month prior to the month in which such Distribution Date occurs.
Servicing Fee:

With respect to each mortgage loan, a fee that accrues at the Servicing Fee Rate on the same principal balance on which the interest on the mortgage loan accrues for the calendar month. The Servicing Fee Rate for each mortgage loans is 0.375% per annum.

Advancing Obligation:

The Servicer is obligated to advance for delinquent mortgagor payments through the date of liquidation of the property to the extent they are deemed recoverable. The Master Servicer will backstop the advancing obligations of the Servicer.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

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Compensating Interest:

The Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls (“Prepayment Interest Shortfalls”) due to partial and/or full prepayments on the mortgage loans.

Step-up Coupon:

If the Optional Termination is not exercised on the first Distribution Date following the Distribution Date on which it could have been exercised, the margin on the Senior Adjustable Rate Certificates will increase to 2.0 times their related initial margins and the margins on each of the Class B Certificates will increase to 1.5 times their related initial margins.

Credit Enhancement:	1. Excess Spread 2. Overcollateralization 3. Subordination 4. Corridor Cap Agreement (for the Adjustable Rate Certificates)
Due Period:

With respect to any Distribution Date, the period commencing on the second business day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Interest Remittance Amount:

With respect to any Distribution Date and any loan group, that portion of the available distribution amount for that Distribution Date that represents interest received or advanced on the mortgage loans (net of aggregate Servicing Fee).

Overcollateralization Amount:

The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) over (ii) the aggregate Certificate Principal Balance of the Class A Certificates and Class B Certificates, after taking into account the distributions of principal to be made on such Distribution Date.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 11)

Overcollateralization Target Amount:

With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to approximately 1.40% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) (1) prior to the Distribution Date in August 2012, 3.500% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (2) on or after the Distribution Date in August 2012, 2.800% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (y) 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date (approximately $15,) or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The Overcollateralization Target Amount for the Offered Certificates is expected to be fully funded on the Closing Date.

Overcollateralization Increase Amount:

With respect to any Distribution Date, an amount equal to the lesser of (i) available excess cashflow from the mortgage loans available for payment of Overcollateralization Increase Amount and (ii) the excess, if any, of (x) the Overcollateralization Target Amount for that Distribution Date over (y) the Overcollateralization Amount for such Distribution Date.

Overcollateralization Release Amount:

With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) principal collected on the mortgage loans for that Distribution Date.

Excess Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount.
Stepdown Date:

The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in August 2009 and (y) the first Distribution Date for which the aggregate Certificate Principal Balance of the Subordinate Certificates plus the related Overcollateralization Amount divided by the aggregate Outstanding Principal Balance of the mortgage loans is greater than or equal (i) prior to the Distribution Date in August 2012, approximately 27.250% and (ii) on or after the Distribution Date in August 2012, approximately 21.800%.

Credit Enhancement Percentage:

The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates (including the Overcollateralization Amount) thereto by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account distributions of principal on the mortgage loans and distribution of the Principal Distribution Amounts to the holders of the certificates then entitled to distributions of principal on such Distribution Date.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 12)

Trigger Event:	If either the Delinquency Test or the Cumulative Loss Test is violated.
Delinquency Test:

The Delinquency Test is violated with respect to any Distribution Date on or after the Stepdown Date if: the three month rolling average of the sum of the Scheduled Principal Balances of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled Principal Balances of all of the mortgage loans as of the last day of the related due period, exceeds (i) on each distribution date prior to the distribution date in August 2012, 25.69% of the Credit Enhancement Percentage, and (ii) on each distribution date on and after the distribution date in August 2012, 32.11% of the Credit Enhancement Percentage.

Cumulative Loss Test:

The Cumulative Loss Test is violated on any Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
September 2008 through August 2009	0.20%
September 2009 through August 2010	0.45%
September 2010 through August 2011	0.75%
September 2011 through August 2012	1.10%
September 2012 through August 2013	1.50%
September 2013 through August 2014	1.65%
September 2014 through August 2015	1.85%
September 2015 and thereafter	2.00%

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 13)

Realized Losses:

Any Realized Losses on the mortgage loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, in reduction of the related Overcollateralization Amount, third, to the Class B-7 Certificates until their Certificate Principal Balance is reduced to zero, fourth, to the Class B-6 Certificates until their Certificate Principal Balance is reduced to zero, fifth, to the Class B-5 Certificates until their Certificate Principal Balance is reduced to zero, sixth, to the Class B-4 Certificates until their Certificate Principal Balance is reduced to zero, and seventh, to the Class B-3 Certificates until their Certificate Principal Balance is reduced to zero, eighth, to the Class B-2 Certificates until their Certificate Principal Balance is reduced to zero, and then to the Class B-1 Certificates until their Certificate Principal Balance is reduced until zero, and then to the Class A-13A and Class A-13B Certificates, pro rata until zero. Thereafter, Realized Losses on the mortgage loans will be allocated concurrently to the Class A-1A, Class A-1B Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11 and Class A-12 Certificates in the following order; first, losses otherwise allocable to the Class A-1A and Class A-1B Certificates will instead be allocated to the Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, pro rata, until zero, and then to the Class A-1A and Class A-1B Certificates, pro rata. Likewise, losses otherwise allocable to the Class A-8, Class A-9, Class A-10, Class A-11 and Class A-12 Certificates will instead be allocated first, to the Class A-12, and then pro rata to the Class A-8, Class A-9, Class A-10 and Class A-11 Certificates.

Once Realized Losses have been allocated to the Class A or the Subordinate Certificates, such amounts with respect to such certificates will no longer accrue interest; however, such amounts may be paid thereafter to the extent of funds available from Net Monthly Excess Cashflow.

Class A-1	Class A-8
to Class A-11

Class A-2	Class A-12
to Class A-6

Losses
Class A-13

Available Funds:	For any Distribution Date, the sum of (a) the Interest Remittance Amount and (b)the Principal Distribution Amount.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 14)

Net Rate Cap:

With respect to any Adjustable Rate Certificates, other than the Class A-13B Certificates and the Uncapped Adjustable Rate Certificates, the excess of (1) the lesser of (i) the weighted average Net Rate on the related mortgage loans as of the Due Date prior to the calendar month (after giving effect to principal prepayments received in the Prepayment Period related to the prior Due Date) and (ii) the Adjusted Rate Cap over (2) 0.900% multiplied by the aggregate current principal balance of the loans with 3 Year Hard Prepayment Penalties divided by the aggregate current principal balance of all the mortgage loans and adjusted to an actual/360 basis.

With respect to the Class A-13B Certificates, (1) the lesser of (i) the weighted average Net Rate on the related mortgage loans as of the Due Date prior to the calendar month (after giving effect to principal prepayments received in the Prepayment Period related to the prior Due Date) and (ii) the Adjusted Rate Cap over (2) the sum of (a) 0.900% multiplied by the aggregate current principal balance of the loans with 3 Year Hard Prepayment Penalties divided by the aggregate current principal balance of all the mortgage loans and (b) the Certificates Insurance Premium expressed as an per annum rate adjusted to an actual/360 basis

Adjusted Rate Cap:

With respect and Distribution Date and the related Due Period, the sum of (i) the Scheduled Monthly Payments owed on the related mortgage loans for such Due Period (ii) (a) the Actual Monthly Payments received in excess of the Scheduled Monthly Payments, expressed as a per annum rate on the stated principal balance of the mortgage loans for such Due Period, minus (b) 0.900% multiplied by the aggregate current principal balance of the loans with 3 Year Hard Prepayment Penalties divided by the aggregate current principal balance of all the mortgage loans.

Certificate Principal Balance:

With respect to any Certificate as of any distribution date will equal such Certificate’s initial principal amount on the Closing Date, plus any related Net Deferred Interest allocated thereto on such distribution date and on any previous distribution date on account of any negative amortization on the mortgage loans, plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, and (2) any Applied Realized Loss Amounts allocated to such class on previous distribution dates.

Net Deferred Interest:

With respect to any Certificate as of any distribution date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the related Pass-Through Rate for such Class, without regard to the Net Rate Cap on such distribution date and (ii) the weighted average of the Net Rate on the mortgage loans and (b) the Adjusted Rate Cap for such distribution date, (2) the Certificate Principal Balance of the Certificate immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

Pass-Through Rates:

With respect to the Adjustable Rate Certificates, other than the Uncapped Adjustable Rate Certificates, and any Distribution Date, the Pass-Through Rate will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR plus the related Margin, and (y) the applicable Net Rate Cap, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis and (z) Adjusted Rate Cap on an actual/360 basis.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 15)

Interest Carry Forward Amount:

As of any Distribution Date, generally equal to the sum of (i) the excess of (a) the Current Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on or after such prior Distribution Dates and (ii) interest thereon at the applicable pass-through rate.

Interest Distribution Amount:

The Interest Distribution Amount for the Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act.

Senior Interest Distribution Amount:

The Senior Interest Distribution Amount for any Distribution Date and the Class A Certificates is equal to the Interest Distribution Amount for such Distribution Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the Class A Certificates.

Basis Risk Shortfall Carryover Amount:

With respect to any Distribution Date, and the Adjustable Rate Certificates, the excess of (i) the amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net Rate Cap, over (ii) the amount of interest such class of Certificates received on such Distribution Date if the Pass-Through Rate is limited to the related Net Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net Rate Cap). The ratings on each class of certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carryover Amount.

Basis Risk Shortfall:

Because each mortgage loan has a mortgage rate that is adjustable, and will adjust based on One-Year MTA after an initial fixed-rate period of one or three months following the date of origination, and the Pass-Through Rates on the Offered Certificates are based on One-Month LIBOR, the application of the Net Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, “Basis Risk Shortfalls”). If Basis Risk Shortfalls occur, then in the case of the Adjustable Rate Certificates, they will be carried forward as Basis Risk Shortfall Carryover Amounts and paid from Net Monthly Excess Cashflow to the extent available on a subordinated basis on the same Distribution Date or in any subsequent Distribution Date.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 16)

Available Funds Priority:

On each Distribution Date, the Available Funds will be distributed in the following order of priority:

1.    concurrently to the holders of the Class A Certificates, pro rata, based on the amount of interest payable to such classes of certificates, the Senior Interest Distribution Amount allocable to such certificates;

2.    sequentially, to the holders of the Class B Certificates, the Interest Distribution Amount for such certificates;

(A) For each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, an amount up to the Principal Distribution Amounts for such Distribution Date shall be distributed as follows:

(i)           concurrently to (1) Class A-1A and Class A-1B Certificates, pro rata, (2) to the holders of the Class A-2A and Class A-2B, pro rata, (3) to the holders of the Class A-3, Class A-4, Class A-5 and Class A-6, sequentially, (4) to the holders of the Class A-8, Class A-9, Class A-10 and Class A-11 Certificates, sequentially, (5) to the holders of the Class A-12 Certificates, (6) to the Class A-13A and A-13B Certificates, pro rata, until the Principal Balance of each such class has been reduced to zero;

(ii)         sequentially, to the Class B Certificates, until their respective Certificate Principal Balance has been reduced to zero; and

(B) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, sequentially:

(i)          in an amount up to the Senior Principal Distribution Amount, concurrently to the Class A Certificates, in the priority set forth in (A)(i) above; until their respective Certificate Principal Balance has been reduced to zero; and

(ii)         sequentially to the Class B Certificates, in each case in an amount up to the applicable Class Principal Distribution Amount for each such Class, until their respective Certificate Principal Balance has been reduced to zero;

3.    concurrently, to the Class A Certificates, pro rata, based on the Realized Loss amounts allocated to such class;

4. sequentially, to the Class B Certificates, in each case in an amount equal to any Realized Loss amounts allocated to such classes;

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 17)

5.    to each Class of Certificates to pay Basis Risk Carryover Amounts, sequentially, (a) concurrently, to the Class A Certificates, pro rata based on the amount of Basis Risk Carryover Amounts, and (b) sequentially, to the Class B Certificates, in each case in an amount equal to any Basis Risk Carryover Amounts; and

6.    to the holders of the Class A and Class B Certificates, in an amount equal to such certificates’ allocated share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

7.    To the holders of the Class B-IO Certificates, as provided in the pooling and servicing agreement.

Principal Distribution Amount:

The Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date allocated to the Principal Distribution Amount based on the amount of principal for such Distribution Date.

Class A Principal Distribution Amount:

For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in August 2012, 27.250% and (ii) on or after the distribution date in August 2012, 21.800%.

Class B-1 Principal Distribution Amount:

For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date) and (2) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in August 2012, 20.250% and (ii) on or after the distribution date in August 2012, 16.200%.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 18)

Class B-2 Principal Distribution Amount:

For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution Date) and (3) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in August 2012, 15.250% and (ii) on or after the distribution date in August 2012, 12.200%.

Class B-3 Principal Distribution Amount:

For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution Date), (3) the aggregate Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such Distribution Date) and (4) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in August 2012, 13.625% and (ii) on or after the distribution date in August 2012, 10.900%.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 19)

Class B-4 Principal Distribution Amount:

For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution Date) (3) the aggregate Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such Distribution Date), (4) the aggregate Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amounts for such Distribution Date), and (5) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in August 2012, 9.500% and (ii) on or after the distribution date in August 2012, 7.600%.

Class B-5 Principal Distribution Amount:

For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution Date) (3) the aggregate Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such Distribution Date), (4) the aggregate Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amounts for such Distribution Date), (5) the aggregate Certificate Principal Balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amounts for such Distribution Date) and (6) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in August 2012, 8.250% and (ii) on or after the distribution date in August 2012, 6.600%.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 20)

Class B-6 Principal Distribution Amount:

For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution Date) (3) the aggregate Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such Distribution Date), (4) the aggregate Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amounts for such Distribution Date), the aggregate Certificate Principal Balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amounts for such Distribution Date) and (5) the aggregate Certificate Principal Balance of the Class B-5 Certificates (after taking into account the payment of the Class B-5 Principal Distribution Amounts for such Distribution Date) and (6) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in August 2012, 4.750% and (ii) on or after the distribution date in August 2012, 3.800%.

Class B-7 Principal Distribution Amount:

For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution Date) (3) the aggregate Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such Distribution Date), (4) the aggregate Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amounts for such Distribution Date), the aggregate Certificate Principal Balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amounts for such Distribution Date), (5) the aggregate Certificate Principal Balance of the Class B-5 Certificates (after taking into account the payment of the Class B-5 Principal Distribution Amounts for such Distribution Date), (6) the aggregate Certificate Principal Balance of the Class B-6 Certificates (after taking into account the payment of the Class B-6 Principal Distribution Amounts for such Distribution Date) and (7) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in August 2012, 3.500% and (ii) on or after the distribution date in August 2012, 2.800%.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 21)

Yield Maintenance Provider:	An entity rated AAA/Aaa by S&P and Moody’s (which may include an affiliate of the Depositor and/or Underwriter).
Corridor Cap Agreements:

The holders of the Class A, collectively and each of the Class B Certificates will each benefit from interest rate cap payments from the Yield Maintenance Provider pursuant to a corridor cap agreement (the “Corridor Cap Agreements”) purchased with respect to the Class A, collectively, and each of the Class B Certificates, respectively. The Corridor Cap Agreement is intended to partially mitigate the interest rate risk that could result from the difference between the related Note Interest Rate on the related Certificates and the Net Rate Cap with respect to the mortgage loans.

On each Distribution Date, payments under the Corridor Cap Agreements will be an amount equal to the product of (i) the excess of the minimum of (1) the then current 1-Month LIBOR and (2) 10.50% for such Distribution Date over the strike rate, (ii) the lesser of (a) the Certificate Principal Balance of the respective class for such Distribution Date and (b) the related notional balance based on a certain prepayment speed for such loans on such Distribution Date as set forth in Exhibit I, and (iii) the actual number of days in the corresponding accrual period divided by 360.

In addition, the Class A-9 and Class A-10 Certificates will benefit from supplemental Corridor Cap Agreements. On each Distribution Date, payments under the Class A-9 and Class A-10 Corridor Cap Agreements will be an amount equal to the product of (i) the excess, if any, of (1) the lesser of (a) 1-month LIBOR and (b) 11.50% over (2) 10.50% and (ii) the lesser of (a) the Certificate Principal Balance of the respective class for such Distribution Date and (b) the related notional balance based on a certain prepayment speed for such loans on such Distribution Date as set forth in Exhibit I, and (iii) the actual number of days in the corresponding accrual period divided by 360.

On each Distribution Date, amounts received under each Corridor Cap Agreement with respect to such Distribution Date will be allocated in the following order of priority:

1.    first, from payments from the related Corridor Cap Agreement, (i) to the holders of the Class A Certificates, pro rata, and (ii) to the holders of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, in that order, the payment of any related Basis Risk Carryforward Amounts for such Distribution Dates, to the extent not covered by Available Funds as described above.

2.    second, from any remaining amounts from payments on the related Corridor Cap Agreement, (i) to the holders of the Class A Certificates, pro rata, and (ii) to the holders of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, in that order, the payment of any Interest Distribution Amount and Interest Carryforward Amount for each such class to the extent not covered by Available Funds on such Distribution Date.

3.    third, from any excess amounts available from the related Corridor Cap Agreement relating to the (i) Class A Certificates, pro rata, and (ii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, in that order, to the extent not paid pursuant to clauses first and second above; and

4.    fourth, from any remaining amounts, to the holder of the Class B-IO Certificates.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 22)

Supplemental Carryover Reserve Fund:

On the Closing Date, the Depositor will establish a Supplemental Carryover Reserve Fund. For the first Distribution Date and for the Adjustable Rate Certificates, amounts in the Supplemental Carryover Reserve Fund will be used to cover any Carryover Shortfall Amounts allocable to the Adjustable Rate Certificates for the first interest accrual period. The reserve fund will be replenished from the Carryover Shortfall Reserve Fund on future Distribution Dates and released to the Depositor, or its designee.

Certificate Principal Balance:

With respect to any Certificate as of any distribution date will equal such Certificate’s initial principal amount on the Closing Date, plus any related Net Deferred Interest allocated thereto on such distribution date and on any previous distribution date on account of any negative amortization on the mortgage loans, plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, and (2) any Applied Realized Loss Amounts allocated to such class on previous distribution dates.

Net Deferred Interest:

With respect to any Certificate as of any distribution date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the related Pass-Through Rate for such Class, without regard to the Net Rate Cap on such distribution date and (ii) the weighted average of the Net Rate on the mortgage loans and (b) the Adjusted Rate Cap for such distribution date, (2) the Certificate Principal Balance of the Certificate immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

Static Pool Information:

Information concerning the sponsor’s prior residential mortgage loan securitization involving alternative-a negative amortization mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at

http://www.bearstearns.com/transactions/sami_ii/sami2006-ar7/ On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 23)

Exhibit I – Corridor Cap Terms

Distribution	Class A*	Class A*	Class A-9	Class A-9	Class A-10	Class A-10
Date	Notional	Strike	Notional	Strike	Notional	Strike
25-Sep-06	2,590,785,000	100.00	53,850,000	100.00	83,920,000	100.00
25-Oct-06	2,523,117,530	7.89	53,850,000	10.50	83,920,000	10.50
25-Nov-06	2,466,479,068	8.49	53,850,000	10.50	83,920,000	10.50
25-Dec-06	2,413,005,306	9.03	53,850,000	10.50	83,920,000	10.50
25-Jan-07	2,361,184,006	8.77	53,850,000	10.50	83,920,000	10.50
25-Feb-07	2,310,457,755	8.77	53,850,000	10.50	83,920,000	10.50
25-Mar-07	2,260,734,779	9.71	53,850,000	10.50	83,920,000	10.50
25-Apr-07	2,211,993,764	8.77	53,850,000	10.50	83,920,000	10.50
25-May-07	2,164,213,079	9.06	53,850,000	10.50	83,920,000	10.50
25-Jun-07	2,117,374,044	8.77	53,850,000	10.50	83,920,000	10.50
25-Jul-07	2,071,455,427	9.06	53,850,000	10.50	83,920,000	10.50
25-Aug-07	2,026,423,713	8.77	53,850,000	10.50	83,920,000	10.50
25-Sep-07	1,982,105,266	8.77	53,850,000	10.50	83,920,000	10.50
25-Oct-07	1,938,372,905	9.06	53,850,000	10.50	83,920,000	10.50
25-Nov-07	1,895,437,758	8.77	53,850,000	10.50	83,920,000	10.50
25-Dec-07	1,853,356,091	9.06	53,850,000	10.50	83,920,000	10.50
25-Jan-08	1,812,107,158	8.77	53,850,000	10.50	83,920,000	10.50
25-Feb-08	1,771,676,927	8.77	53,850,000	10.50	83,920,000	10.50
25-Mar-08	1,732,024,516	9.37	53,850,000	10.50	83,920,000	10.50
25-Apr-08	1,693,145,683	8.77	53,850,000	10.50	83,920,000	10.50
25-May-08	1,654,981,470	9.06	51,465,453	10.50	83,920,000	10.50
25-Jun-08	1,617,456,889	8.77	47,078,464	10.50	83,920,000	10.50
25-Jul-08	1,580,626,347	9.06	42,772,615	10.50	83,920,000	10.50
25-Aug-08	1,544,499,149	8.77	38,548,993	10.50	83,920,000	10.50
25-Sep-08	1,508,938,540	8.77	34,391,612	10.50	83,920,000	10.50
25-Oct-08	1,473,805,112	9.06	30,284,172	10.50	83,920,000	10.50
25-Nov-08	1,438,910,315	8.77	26,204,630	10.50	83,920,000	10.50
25-Dec-08	1,403,777,689	9.06	22,097,284	10.50	83,920,000	10.50
25-Jan-09	1,368,731,336	8.77	18,000,024	10.50	83,920,000	10.50
25-Feb-09	1,333,193,490	8.77	13,845,304	10.50	83,920,000	10.50
25-Mar-09	1,297,089,666	9.71	9,624,415	10.50	83,920,000	10.50
25-Apr-09	1,261,000,145	8.77	5,405,199	10.50	83,920,000	10.50
25-May-09	1,224,426,586	9.06	1,129,393	10.50	83,920,000	10.50
25-Jun-09	1,188,259,273	8.77			80,821,082	10.50
25-Jul-09	1,152,780,699	9.06			76,673,291	10.50
25-Aug-09	1,117,921,774	8.77			72,597,944	10.50
25-Sep-09	1,083,604,991	8.77			68,585,977	10.50
25-Oct-09	1,049,958,152	9.06			64,652,334	10.50
25-Nov-09	1,017,025,151	8.77			60,802,146	10.50
25-Dec-09	984,863,468	9.06			57,042,132	10.50
25-Jan-10	953,450,121	8.77			53,369,605	10.50
25-Feb-10	922,770,883	8.77			49,782,904	10.50
25-Mar-10	892,818,793	9.71			46,281,213	10.50
25-Apr-10	863,570,832	8.77			42,861,841	10.50
25-May-10	838,051,469	9.06			39,878,379	10.50

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 24)

25-Jun-10	817,773,645	8.77	37,507,704	10.50
25-Jul-10	797,973,980	9.06	35,192,930	10.50
25-Aug-10	778,646,447	8.77	32,933,354	10.50
25-Sep-10	759,782,547	8.77	30,727,980	10.50
25-Oct-10	741,368,848	9.06	28,575,239	10.50
25-Nov-10	723,395,108	8.77	26,473,934	10.50
25-Dec-10	705,853,478	9.06	24,423,146	10.50
25-Jan-11	688,732,810	8.77	22,421,574	10.50
25-Feb-11	672,022,949	8.77	20,468,028	10.50
25-Mar-11	655,714,628	9.71	18,561,426	10.50
25-Apr-11	639,798,689	8.77	16,700,698	10.50
25-May-11	624,265,692	9.06	14,884,740	10.50
25-Jun-11	609,106,524	8.77	13,112,485	10.50
25-Jul-11	594,311,879	9.06	11,382,847	10.50
25-Aug-11	579,873,209	8.77	9,694,826	10.50
25-Sep-11	565,781,481	8.77	8,047,366	10.50
25-Oct-11	552,028,336	9.06	6,439,489	10.50
25-Nov-11	538,606,113	8.77	4,870,300	10.50
25-Dec-11	525,507,225	9.06	3,338,913	10.50
25-Jan-12	512,723,931	8.77	1,844,421	10.50
25-Feb-12	500,248,670	8.77	385,942	10.50
25-Mar-12	488,074,066	9.37
25-Apr-12	476,192,915	8.77
25-May-12	464,598,188	9.06
25-Jun-12	453,283,023	8.77
25-Jul-12	442,240,719	9.06
25-Aug-12	431,464,739	8.77
25-Sep-12	431,464,739	8.77
25-Oct-12	431,464,739	9.06
25-Nov-12	430,687,616	8.77
25-Dec-12	420,182,472	9.06
25-Jan-13	409,930,898	8.77
25-Feb-13	399,926,813	8.77
25-Mar-13	390,164,282	9.71
25-Apr-13	380,637,511	8.77
25-May-13	371,340,847	9.06
25-Jun-13	362,268,768	8.77
25-Jul-13	353,415,888	9.06
25-Aug-13	344,776,946	8.77
25-Sep-13	336,346,808	8.77
25-Oct-13	328,120,465	9.06
25-Nov-13	320,093,023	8.77
25-Dec-13	312,259,710	9.06
25-Jan-14	304,615,863	8.77
25-Feb-14	297,156,935	8.77
25-Mar-14	289,878,484	9.71
25-Apr-14	282,776,177	8.77

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 25)

25-May-14	275,845,783	9.06
25-Jun-14	269,083,173	8.77
25-Jul-14	262,484,315	9.06
25-Aug-14	256,045,274	8.77
25-Sep-14	249,762,212	8.77
25-Oct-14	243,631,379	9.06
25-Nov-14	237,649,115	8.77
25-Dec-14	231,811,851	9.06
*other than the Class A-9 and Class A-10 Certificates

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 26)

Distribution	Class B-1	Class B-1	Class B-2	Class B-2	Class B-3	Class B-3	Class B-4	Class B-4
Date	Notional	Strike	Notional	Strike	Notional	Strike	Notional	Strike
25-Sep-06	81,416,000.00	100.00	58,155,000	100.00	18,900,000	100.00	47,977,000	100.00
25-Oct-06	81,416,000.00	7.89	58,155,000	7.89	18,900,000	7.89	47,977,000	7.89
25-Nov-06	81,416,000.00	8.49	58,155,000	8.49	18,900,000	8.49	47,977,000	8.49
25-Dec-06	81,416,000.00	9.03	58,155,000	9.03	18,900,000	9.03	47,977,000	9.03
25-Jan-07	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Feb-07	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Mar-07	81,416,000.00	9.71	58,155,000	9.71	18,900,000	9.71	47,977,000	9.71
25-Apr-07	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-May-07	81,416,000.00	9.06	58,155,000	9.06	18,900,000	9.06	47,977,000	9.06
25-Jun-07	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Jul-07	81,416,000.00	9.06	58,155,000	9.06	18,900,000	9.06	47,977,000	9.06
25-Aug-07	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Sep-07	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Oct-07	81,416,000.00	9.06	58,155,000	9.06	18,900,000	9.06	47,977,000	9.06
25-Nov-07	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Dec-07	81,416,000.00	9.06	58,155,000	9.06	18,900,000	9.06	47,977,000	9.06
25-Jan-08	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Feb-08	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Mar-08	81,416,000.00	9.37	58,155,000	9.37	18,900,000	9.37	47,977,000	9.37
25-Apr-08	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-May-08	81,416,000.00	9.06	58,155,000	9.06	18,900,000	9.06	47,977,000	9.06
25-Jun-08	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Jul-08	81,416,000.00	9.06	58,155,000	9.06	18,900,000	9.06	47,977,000	9.06
25-Aug-08	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Sep-08	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Oct-08	81,416,000.00	9.06	58,155,000	9.06	18,900,000	9.06	47,977,000	9.06
25-Nov-08	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Dec-08	81,416,000.00	9.06	58,155,000	9.06	18,900,000	9.06	47,977,000	9.06
25-Jan-09	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Feb-09	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Mar-09	81,416,000.00	9.71	58,155,000	9.71	18,900,000	9.71	47,977,000	9.71
25-Apr-09	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-May-09	81,416,000.00	9.06	58,155,000	9.06	18,900,000	9.06	47,977,000	9.06
25-Jun-09	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Jul-09	81,416,000.00	9.06	58,155,000	9.06	18,900,000	9.06	47,977,000	9.06
25-Aug-09	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Sep-09	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Oct-09	81,416,000.00	9.06	58,155,000	9.06	18,900,000	9.06	47,977,000	9.06
25-Nov-09	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Dec-09	81,416,000.00	9.06	58,155,000	9.06	18,900,000	9.06	47,977,000	9.06
25-Jan-10	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Feb-10	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-Mar-10	81,416,000.00	9.71	58,155,000	9.71	18,900,000	9.71	47,977,000	9.71
25-Apr-10	81,416,000.00	8.77	58,155,000	8.77	18,900,000	8.77	47,977,000	8.77
25-May-10	80,636,894.28	9.06	57,598,489	9.06	18,719,138	9.06	47,517,887	9.06
25-Jun-10	78,685,772.17	8.77	56,204,813	8.77	18,266,202	8.77	46,368,125	8.77

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 27)

25-Jul-10	76,780,658.27	9.06	54,844,001	9.06	17,823,947	9.06	45,245,476	9.06
25-Aug-10	74,920,972.77	8.77	53,515,638	8.77	17,392,237	8.77	44,149,596	8.77
25-Sep-10	73,105,897.70	8.77	52,219,140	8.77	16,970,884	8.77	43,080,005	8.77
25-Oct-10	71,334,140.78	9.06	50,953,584	9.06	16,559,586	9.06	42,035,940	9.06
25-Nov-10	69,604,716.45	8.77	49,718,265	8.77	16,158,116	8.77	41,016,821	8.77
25-Dec-10	67,916,869.57	9.06	48,512,646	9.06	15,766,297	9.06	40,022,203	9.06
25-Jan-11	66,269,527.43	8.77	47,335,958	8.77	15,383,881	8.77	39,051,453	8.77
25-Feb-11	64,661,712.95	8.77	46,187,505	8.77	15,010,641	8.77	38,103,997	8.77
25-Mar-11	63,092,534.39	9.71	45,066,650	9.71	14,646,370	9.71	37,179,308	9.71
25-Apr-11	61,561,110.70	8.77	43,972,762	8.77	14,290,864	8.77	36,276,867	8.77
25-May-11	60,066,533.46	9.06	42,905,194	9.06	13,943,911	9.06	35,396,139	9.06
25-Jun-11	58,607,925.93	8.77	41,863,318	8.77	13,605,309	8.77	34,536,608	8.77
25-Jul-11	57,184,392.57	9.06	40,846,496	9.06	13,274,848	9.06	33,697,745	9.06
25-Aug-11	55,795,110.88	8.77	39,854,140	8.77	12,952,339	8.77	32,879,066	8.77
25-Sep-11	54,439,211.91	8.77	38,885,629	8.77	12,637,579	8.77	32,080,059	8.77
25-Oct-11	53,115,891.10	9.06	37,940,388	9.06	12,330,382	9.06	31,300,249	9.06
25-Nov-11	51,824,411.48	8.77	37,017,891	8.77	12,030,576	8.77	30,539,203	8.77
25-Dec-11	50,564,043.08	9.06	36,117,617	9.06	11,737,993	9.06	29,796,491	9.06
25-Jan-12	49,334,040.85	8.77	35,239,033	8.77	11,452,459	8.77	29,071,672	8.77
25-Feb-12	48,133,677.51	8.77	34,381,621	8.77	11,173,805	8.77	28,364,320	8.77
25-Mar-12	46,962,243.14	9.37	33,544,871	9.37	10,901,867	9.37	27,674,014	9.37
25-Apr-12	45,819,044.77	8.77	32,728,291	8.77	10,636,484	8.77	27,000,348	8.77
25-May-12	44,703,405.93	9.06	31,931,396	9.06	10,377,498	9.06	26,342,922	9.06
25-Jun-12	43,614,666.32	8.77	31,153,716	8.77	10,124,757	8.77	25,701,347	8.77
25-Jul-12	42,552,181.40	9.06	30,394,789	9.06	9,878,110	9.06	25,075,243	9.06
25-Aug-12	41,515,322.01	8.77	29,654,166	8.77	9,637,413	8.77	24,464,240	8.77
25-Sep-12	41,515,322.01	8.77	29,654,166	8.77	9,637,413	8.77	22,376,344	8.77
25-Oct-12	41,515,322.01	9.06	22,666,197	9.06	7,338,637	9.06	18,628,878	9.06
25-Nov-12	30,841,942.72	8.77	22,030,230	8.77	7,159,683	8.77	18,174,608	8.77
25-Dec-12	30,089,659.56	9.06	21,492,878	9.06	6,985,047	9.06	17,731,301	9.06
25-Jan-13	29,355,534.74	8.77	20,968,497	8.77	6,814,626	8.77	17,298,694	8.77
25-Feb-13	28,639,132.84	8.77	20,456,775	8.77	6,648,320	8.77	16,876,531	8.77
25-Mar-13	27,940,028.86	9.71	19,957,409	9.71	6,486,029	9.71	16,464,562	9.71
25-Apr-13	27,257,807.94	8.77	19,470,102	8.77	6,327,658	8.77	16,062,541	8.77
25-May-13	26,592,065.11	9.06	18,994,566	9.06	6,173,111	9.06	15,670,231	9.06
25-Jun-13	25,942,405.09	8.77	18,530,517	8.77	6,022,299	8.77	15,287,398	8.77
25-Jul-13	25,308,442.03	9.06	18,077,681	9.06	5,875,130	9.06	14,913,815	9.06
25-Aug-13	24,689,799.32	8.77	17,635,788	8.77	5,731,517	8.77	14,549,259	8.77
25-Sep-13	24,086,109.30	8.77	17,204,575	8.77	5,591,376	8.77	14,193,516	8.77
25-Oct-13	23,497,013.14	9.06	16,783,787	9.06	5,454,623	9.06	13,846,372	9.06
25-Nov-13	22,922,160.55	8.77	16,373,173	8.77	5,321,176	8.77	13,507,621	8.77
25-Dec-13	22,361,209.64	9.06	15,972,489	9.06	5,190,956	9.06	13,177,063	9.06
25-Jan-14	21,813,826.65	8.77	15,581,496	8.77	5,063,886	8.77	12,854,500	8.77
25-Feb-14	21,279,685.82	8.77	15,199,962	8.77	4,939,890	8.77	12,539,740	8.77
25-Mar-14	20,758,469.18	9.71	14,827,660	9.71	4,818,894	9.71	12,232,596	9.71
25-Apr-14	20,249,866.35	8.77	14,464,368	8.77	4,700,826	8.77	11,932,886	8.77
25-May-14	19,753,574.35	9.06	14,109,869	9.06	4,585,617	9.06	11,640,430	9.06

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 28)

25-Jun-14	19,269,297.48	8.77	13,763,953	8.77	4,473,196	8.77	11,355,054	8.77
25-Jul-14	18,796,747.08	9.06	13,426,413	9.06	4,363,498	9.06	11,076,589	9.06
25-Aug-14	18,335,641.40	8.77	13,097,048	8.77	4,256,456	8.77	10,804,867	8.77
25-Sep-14	17,885,705.42	8.77	12,775,661	8.77	4,152,007	8.77	10,539,728	8.77
25-Oct-14	17,446,670.71	9.06	12,462,061	9.06	4,050,089	9.06	10,281,013	9.06
25-Nov-14	17,018,275.25	8.77	12,156,060	8.77	3,950,641	8.77	10,028,567	8.77
25-Dec-14	16,600,263.28	9.06	11,857,477	9.06	3,853,603	9.06	9,782,240	9.06

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 29)

Distribution	Class B-5	Class B-5	Class B-6	Class B-6	Class B-7	Class B-7
Date	Notional	Strike	Notional	Strike	Notional	Strike
25-Sep-06	14,539,000	100.00	40,708,000	100.00	14,539,000	100.00
25-Oct-06	14,539,000	7.89	40,708,000	7.89	14,539,000	7.89
25-Nov-06	14,539,000	8.49	40,708,000	8.49	14,539,000	8.49
25-Dec-06	14,539,000	9.03	40,708,000	9.03	14,539,000	9.03
25-Jan-07	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Feb-07	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Mar-07	14,539,000	9.71	40,708,000	9.71	14,539,000	9.71
25-Apr-07	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-May-07	14,539,000	9.06	40,708,000	9.06	14,539,000	9.06
25-Jun-07	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Jul-07	14,539,000	9.06	40,708,000	9.06	14,539,000	9.06
25-Aug-07	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Sep-07	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Oct-07	14,539,000	9.06	40,708,000	9.06	14,539,000	9.06
25-Nov-07	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Dec-07	14,539,000	9.06	40,708,000	9.06	14,539,000	9.06
25-Jan-08	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Feb-08	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Mar-08	14,539,000	9.37	40,708,000	9.37	14,539,000	9.37
25-Apr-08	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-May-08	14,539,000	9.06	40,708,000	9.06	14,539,000	9.06
25-Jun-08	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Jul-08	14,539,000	9.06	40,708,000	9.06	14,539,000	9.06
25-Aug-08	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Sep-08	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Oct-08	14,539,000	9.06	40,708,000	9.06	14,539,000	9.06
25-Nov-08	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Dec-08	14,539,000	9.06	40,708,000	9.06	14,539,000	9.06
25-Jan-09	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Feb-09	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Mar-09	14,539,000	9.71	40,708,000	9.71	14,539,000	9.71
25-Apr-09	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-May-09	14,539,000	9.06	40,708,000	9.06	14,539,000	9.06
25-Jun-09	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Jul-09	14,539,000	9.06	40,708,000	9.06	14,539,000	9.06
25-Aug-09	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Sep-09	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Oct-09	14,539,000	9.06	40,708,000	9.06	14,539,000	9.06
25-Nov-09	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Dec-09	14,539,000	9.06	40,708,000	9.06	14,539,000	9.06
25-Jan-10	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Feb-10	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-Mar-10	14,539,000	9.71	40,708,000	9.71	14,539,000	9.71
25-Apr-10	14,539,000	8.77	40,708,000	8.77	14,539,000	8.77
25-May-10	14,399,870	9.06	40,318,447	9.06	14,399,870	9.06
25-Jun-10	14,051,445	8.77	39,342,886	8.77	14,051,445	8.77

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 30)

25-Jul-10	13,711,236	9.06	38,390,329	9.06	13,711,236	9.06
25-Aug-10	13,379,140	8.77	37,460,486	8.77	13,379,140	8.77
25-Sep-10	13,055,009	8.77	36,552,949	8.77	13,055,009	8.77
25-Oct-10	12,738,615	9.06	35,667,070	9.06	12,738,615	9.06
25-Nov-10	12,429,780	8.77	34,802,358	8.77	12,429,780	8.77
25-Dec-10	12,128,370	9.06	33,958,435	9.06	12,128,370	9.06
25-Jan-11	11,834,193	8.77	33,134,764	8.77	11,834,193	8.77
25-Feb-11	11,547,075	8.77	32,330,856	8.77	11,547,075	8.77
25-Mar-11	11,266,856	9.71	31,546,267	9.71	11,266,856	9.71
25-Apr-11	10,993,380	8.77	30,780,555	8.77	10,993,380	8.77
25-May-11	10,726,483	9.06	30,033,267	9.06	10,726,483	9.06
25-Jun-11	10,466,010	8.77	29,303,963	8.77	10,466,010	8.77
25-Jul-11	10,211,800	9.06	28,592,196	9.06	10,211,800	9.06
25-Aug-11	9,963,706	8.77	27,897,555	8.77	9,963,706	8.77
25-Sep-11	9,721,574	8.77	27,219,606	8.77	9,721,574	8.77
25-Oct-11	9,485,260	9.06	26,557,946	9.06	9,485,260	9.06
25-Nov-11	9,254,632	8.77	25,912,206	8.77	9,254,632	8.77
25-Dec-11	9,029,560	9.06	25,282,022	9.06	9,029,560	9.06
25-Jan-12	8,809,910	8.77	24,667,020	8.77	8,809,910	8.77
25-Feb-12	8,595,553	8.77	24,066,839	8.77	8,595,553	8.77
25-Mar-12	8,386,362	9.37	23,481,122	9.37	8,386,362	9.37
25-Apr-12	8,182,213	8.77	22,909,522	8.77	8,182,213	8.77
25-May-12	7,982,986	9.06	22,351,703	9.06	7,982,986	9.06
25-Jun-12	7,788,563	8.77	21,807,333	8.77	7,788,563	8.77
25-Jul-12	7,598,828	9.06	21,276,091	9.06	7,598,828	9.06
25-Aug-12	7,413,669	8.77	20,757,661	8.77	7,413,669	8.77
25-Sep-12	5,786,381	8.77	16,201,390	8.77	5,786,381	8.77
25-Oct-12	5,645,315	9.06	15,806,415	9.06	5,645,315	9.06
25-Nov-12	5,507,652	8.77	15,420,971	8.77	5,507,652	8.77
25-Dec-12	5,373,312	9.06	15,044,830	9.06	5,373,312	9.06
25-Jan-13	5,242,214	8.77	14,677,767	8.77	5,242,214	8.77
25-Feb-13	5,114,282	8.77	14,319,566	8.77	4,895,276	8.77
25-Mar-13	4,989,438	9.71	13,970,014	9.71	4,420,878	9.71
25-Apr-13	4,867,609	8.77	13,628,904	8.77	3,957,938	8.77
25-May-13	4,748,723	9.06	13,296,033	9.06	3,506,179	9.06
25-Jun-13	4,632,709	8.77	12,971,203	8.77	3,065,333	8.77
25-Jul-13	4,519,498	9.06	12,654,221	9.06	2,635,139	9.06
25-Aug-13	4,409,023	8.77	12,344,900	8.77	2,215,341	8.77
25-Sep-13	4,301,218	8.77	12,043,055	8.77	1,805,690	8.77
25-Oct-13	4,196,019	9.06	11,748,507	9.06	1,405,942	9.06
25-Nov-13	4,093,364	8.77	11,461,080	8.77	1,015,859	8.77
25-Dec-13	3,993,191	9.06	11,180,605	9.06	635,210	9.06
25-Jan-14	3,895,441	8.77	10,906,913	8.77	263,767	8.77
25-Feb-14	3,800,056	8.77	10,541,153	8.77
25-Mar-14	3,706,979	9.71	9,926,858	9.71
25-Apr-14	3,616,154	8.77	9,327,430	8.77
25-May-14	3,527,528	9.06	8,742,510	9.06

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 31)

25-Jun-14	3,441,047	8.77	8,171,752	8.77
25-Jul-14	3,356,661	9.06	7,614,814	9.06
25-Aug-14	3,274,318	8.77	7,071,365	8.77
25-Sep-14	3,193,970	8.77	6,541,080	8.77
25-Oct-14	3,115,569	9.06	6,023,643	9.06
25-Nov-14	3,039,067	8.77	5,518,745	8.77
25-Dec-14	2,964,420	9.06	5,026,085	9.06

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 32)

Exhibit II- Available Funds Cap Schedule

	Class A-1A	Class A-1B	Class A-2A	Class A-2B	Class A-3
Distribution	Effective	Effective	Effective	Effective	Effective
Date	Coupon	Coupon	Coupon	Coupon	Coupon
25-Sep-06	5.540	5.450	5.560	5.480	5.410
25-Oct-06	10.500	10.500	10.500	10.500	10.50
Thereafter	10.500	10.500	10.500	10.500	10.50

	Class A-4	Class A-5	Class A-6	Class A-8
Distribution	Effective	Effective	Effective	Effective
Date	Coupon	Coupon	Coupon	Coupon
25-Sep-06	5.500	5.560	5.650	5.400
25-Oct-06	10.500	10.500	10.500	10.500
Thereafter	10.500	10.500	10.500	10.500

	Class A-9	Class A-10	Class A-11	Class A-12	Class A-13A
Distribution	Effective	Effective	Effective	Effective	Effective
Date	Coupon	Coupon	Coupon	Coupon	Coupon
25-Sep-06	5.480	5.530	5.630	5.580	5.620
25-Oct-06	11.500	11.500	10.500	10.500	10.500
Thereafter	11.500	11.500	10.500	10.500	10.500

	Class A-13B	Class B-1	Class B-2	Class B-3	Class B-4
Distribution	Effective	Effective	Effective	Effective	Effective
Date	Coupon	Coupon	Coupon	Coupon	Coupon
25-Sep-06	5.540	5.700	5.720	5.750	5.850
25-Oct-06	10.500	10.500	10.500	10.500	10.500
Thereafter	10.500	10.500	10.500	10.500	10.500

	Class B-5	Class B-6	Class B-7
Distribution	Effective	Effective	Effective
Date	Coupon	Coupon	Coupon
25-Sep-06	5.890	6.730	7.430
25-Oct-06	10.500	10.500	10.500
Thereafter	10.500	10.500	10.500

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 33)

Exhibit III – Yield Tables

Class A-1A to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.14	5.49	4.00	3.08	2.46	2.00	1.36	0.97
Prin Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	4/25/2026	8/25/2020	3/25/2017	12/25/2014	6/25/2013	4/25/2012	9/25/2010	7/25/2009
Prin. Window Len	236	168	127	100	82	68	49	35
Yield	5.69	5.68	5.68	5.68	5.68	5.68	5.68	5.68

Class A-1B to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.14	5.49	4.00	3.08	2.46	2.00	1.36	0.97
Prin Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	4/25/2026	8/25/2020	3/25/2017	12/25/2014	6/25/2013	4/25/2012	9/25/2010	7/25/2009
Prin. Window Len	236	168	127	100	82	68	49	35
Yield	5.59	5.59	5.59	5.59	5.59	5.59	5.59	5.58

Class A-2A to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.14	5.49	4.00	3.08	2.46	2.00	1.36	0.97
Prin Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	4/25/2026	8/25/2020	3/25/2017	12/25/2014	6/25/2013	4/25/2012	9/25/2010	7/25/2009
Prin. Window Len	236	168	127	100	82	68	49	35
Yield	5.71	5.71	5.70	5.70	5.70	5.70	5.70	5.70

Class A-2B to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.14	5.49	4.00	3.08	2.46	2.00	1.36	0.97
Prin Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	4/25/2026	8/25/2020	3/25/2017	12/25/2014	6/25/2013	4/25/2012	9/25/2010	7/25/2009
Prin. Window Len	236	168	127	100	82	68	49	35
Yield	5.62	5.62	5.62	5.62	5.62	5.62	5.62	5.61

Class A-3 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	2.40	1.38	0.94	0.70	0.56	0.46	0.32	0.24
Prin Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	6/25/2011	8/25/2009	8/25/2008	2/25/2008	10/25/2007	8/25/2007	4/25/2007	2/25/2007
Prin. Window Len	58	36	24	18	14	12	8	6
Yield	5.55	5.54	5.54	5.54	5.53	5.53	5.53	5.54

Class A-4 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	5.90	3.84	2.67	1.99	1.57	1.28	0.91	0.67
Prin Start Date	6/25/2011	8/25/2009	8/25/2008	2/25/2008	10/25/2007	8/25/2007	4/25/2007	2/25/2007
Prin. End Date	9/25/2013	5/25/2011	1/25/2010	3/25/2009	8/25/2008	4/25/2008	10/25/2007	7/25/2007
Prin. Window Len	28	22	18	14	11	9	7	6
Yield	5.64	5.64	5.64	5.64	5.64	5.64	5.62	5.61

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 34)

Class A-5 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	10.07	6.82	4.91	3.74	2.97	2.37	1.65	1.22
Prin Start Date	9/25/2013	5/25/2011	1/25/2010	3/25/2009	8/25/2008	4/25/2008	10/25/2007	7/25/2007
Prin. End Date	10/25/2020	5/25/2016	12/25/2013	2/25/2012	2/25/2011	4/25/2010	12/25/2008	4/25/2008
Prin. Window Len	86	61	48	36	31	25	15	10
Yield	5.71	5.71	5.71	5.70	5.71	5.70	5.70	5.70

Class A-6 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	17.98	12.69	9.55	7.48	6.05	4.99	3.25	2.20
Prin Start Date	10/25/2020	5/25/2016	12/25/2013	2/25/2012	2/25/2011	4/25/2010	12/25/2008	4/25/2008
Prin. End Date	4/25/2026	8/25/2020	3/25/2017	12/25/2014	6/25/2013	4/25/2012	9/25/2010	7/25/2009
Prin. Window Len	67	52	40	35	29	25	22	16
Yield	5.80	5.80	5.80	5.80	5.80	5.80	5.80	5.80

Class A-8 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	2.41	1.38	0.94	0.70	0.56	0.46	0.32	0.24
Prin Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	6/25/2011	8/25/2009	8/25/2008	2/25/2008	11/25/2007	8/25/2007	5/25/2007	2/25/2007
Prin. Window Len	58	36	24	18	15	12	9	6
Yield	5.54	5.53	5.53	5.53	5.52	5.52	5.52	5.53

Class A-9 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	5.90	3.84	2.67	2.00	1.57	1.28	0.91	0.67
Prin Start Date	6/25/2011	8/25/2009	8/25/2008	2/25/2008	11/25/2007	8/25/2007	5/25/2007	2/25/2007
Prin. End Date	9/25/2013	5/25/2011	1/25/2010	3/25/2009	8/25/2008	4/25/2008	10/25/2007	7/25/2007
Prin. Window Len	28	22	18	14	10	9	6	6
Yield	5.62	5.62	5.62	5.62	5.62	5.62	5.60	5.59

Class A-10 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	10.07	6.82	4.91	3.74	2.97	2.37	1.65	1.22
Prin Start Date	9/25/2013	5/25/2011	1/25/2010	3/25/2009	8/25/2008	4/25/2008	10/25/2007	7/25/2007
Prin. End Date	10/25/2020	5/25/2016	12/25/2013	2/25/2012	2/25/2011	4/25/2010	12/25/2008	4/25/2008
Prin. Window Len	86	61	48	36	31	25	15	10
Yield	5.68	5.67	5.67	5.67	5.67	5.67	5.67	5.67

Class A-11 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	17.99	12.69	9.55	7.48	6.05	4.99	3.25	2.20
Prin Start Date	10/25/2020	5/25/2016	12/25/2013	2/25/2012	2/25/2011	4/25/2010	12/25/2008	4/25/2008
Prin. End Date	4/25/2026	8/25/2020	3/25/2017	12/25/2014	6/25/2013	4/25/2012	9/25/2010	7/25/2009
Prin. Window Len	67	52	40	35	29	25	22	16
Yield	5.78	5.78	5.78	5.78	5.78	5.78	5.78	5.78

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 35)

Class A-12 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.14	5.49	4	3.08	2.46	2	1.36	0.97
Prin Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	4/25/2026	8/25/2020	3/25/2017	12/25/2014	6/25/2013	4/25/2012	9/25/2010	7/25/2009
Prin. Window Len	236	168	127	100	82	68	49	35
Yield	5.73	5.73	5.73	5.72	5.72	5.72	5.72	5.72

Class A-13A to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.14	5.49	4.00	3.08	2.46	2.00	1.36	0.97
Prin Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	4/25/2026	8/25/2020	3/25/2017	12/25/2014	6/25/2013	4/25/2012	9/25/2010	7/25/2009
Prin. Window Len	236	168	127	100	82	68	49	35
Yield	5.77	5.77	5.77	5.77	5.77	5.76	5.76	5.76

Class A-13B to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.14	5.49	4.00	3.08	2.46	2.00	1.36	0.97
Prin Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	4/25/2026	8/25/2020	3/25/2017	12/25/2014	6/25/2013	4/25/2012	9/25/2010	7/25/2009
Prin. Window Len	236	168	127	100	82	68	49	35
Yield	5.69	5.68	5.68	5.68	5.68	5.68	5.68	5.68

Class B-1 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.72	9.64	7.50	6.03	4.98	4.30	3.88	3.03
Prin Start Date	2/25/2014	10/25/2012	5/25/2011	4/25/2010	9/25/2009	11/25/2009	4/25/2010	7/25/2009
Prin. End Date	4/25/2026	8/25/2020	3/25/2017	12/25/2014	6/25/2013	4/25/2012	9/25/2010	9/25/2009
Prin. Window Len	147	95	71	57	46	30	6	3
Yield	5.85	5.85	5.85	5.85	5.85	5.85	5.85	5.85

Class B-2 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.72	9.63	7.48	6.02	4.98	4.28	3.69	3.06
Prin Start Date	2/25/2014	9/25/2012	5/25/2011	4/25/2010	9/25/2009	10/25/2009	2/25/2010	9/25/2009
Prin. End Date	4/25/2026	8/25/2020	3/25/2017	12/25/2014	6/25/2013	4/25/2012	9/25/2010	9/25/2009
Prin. Window Len	147	96	71	57	46	31	8	1
Yield	5.87	5.87	5.87	5.87	5.87	5.87	5.87	5.87

Class B-3 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.72	9.62	7.47	6.02	4.98	4.26	3.59	3.06
Prin Start Date	2/25/2014	9/25/2012	5/25/2011	4/25/2010	9/25/2009	10/25/2009	1/25/2010	9/25/2009
Prin. End Date	4/25/2026	8/25/2020	3/25/2017	12/25/2014	6/25/2013	4/25/2012	9/25/2010	9/25/2009
Prin. Window Len	147	96	71	57	46	31	9	1
Yield	5.90	5.90	5.90	5.90	5.90	5.90	5.90	5.90

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 36)

Class B-4 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.72	9.62	7.47	6.02	4.97	4.26	3.55	3.06
Prin Start Date	2/25/2014	8/25/2012	5/25/2011	4/25/2010	9/25/2009	10/25/2009	11/25/2009	9/25/2009
Prin. End Date	4/25/2026	8/25/2020	3/25/2017	12/25/2014	6/25/2013	4/25/2012	9/25/2010	9/25/2009
Prin. Window Len	147	97	71	57	46	31	11	1
Yield	6.01	6.01	6.01	6.01	6.01	6.01	6.01	6.01

Class B-5 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.72	9.61	7.47	6.01	4.97	4.24	3.49	3.06
Prin Start Date	2/25/2014	8/25/2012	5/25/2011	4/25/2010	9/25/2009	9/25/2009	11/25/2009	9/25/2009
Prin. End Date	4/25/2026	8/25/2020	3/25/2017	12/25/2014	6/25/2013	4/25/2012	9/25/2010	9/25/2009
Prin. Window Len	147	97	71	57	46	32	11	1
Yield	6.05	6.05	6.05	6.05	6.05	6.05	6.05	6.05

Class B-6 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.64	9.55	7.41	5.97	4.94	4.24	3.46	3.06
Prin Start Date	2/25/2014	8/25/2012	5/25/2011	4/25/2010	9/25/2009	9/25/2009	10/25/2009	9/25/2009
Prin. End Date	4/25/2026	8/25/2020	3/25/2017	12/25/2014	6/25/2013	4/25/2012	9/25/2010	9/25/2009
Prin. Window Len	147	97	71	57	46	32	12	1
Yield	6.92	6.92	6.92	6.92	6.92	6.92	6.92	6.93

Class B-7 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.00	9.05	7.02	5.66	4.78	4.11	3.34	3.06
Prin Start Date	2/25/2014	8/25/2012	5/25/2011	4/25/2010	9/25/2009	9/25/2009	9/25/2009	9/25/2009
Prin. End Date	6/25/2024	3/25/2019	1/25/2016	1/25/2014	9/25/2012	3/25/2012	8/25/2010	9/25/2009
Prin. Window Len	125	80	57	46	37	31	12	1
Yield	7.66	7.66	7.66	7.65	7.65	7.65	7.65	7.66

Class A-1A to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.54	5.88	4.32	3.33	2.67	2.18	1.48	0.97
Prin. Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	7/25/2038	8/25/2033	9/25/2028	7/25/2024	5/25/2021	12/25/2018	8/25/2015	7/25/2009
Prin. Window Len	383	324	265	215	177	148	108	35
Yield	5.69	5.69	5.69	5.69	5.69	5.69	5.69	5.68

Class A-1B to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.54	5.88	4.32	3.33	2.67	2.18	1.48	0.97
Prin. Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	7/25/2038	8/25/2033	9/25/2028	7/25/2024	5/25/2021	12/25/2018	8/25/2015	7/25/2009
Prin. Window Len	383	324	265	215	177	148	108	35
Yield	5.59	5.60	5.60	5.60	5.60	5.60	5.59	5.58

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 37)

Class A-2A to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.54	5.88	4.32	3.33	2.67	2.18	1.48	0.97
Prin. Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	7/25/2038	8/25/2033	9/25/2028	7/25/2024	5/25/2021	12/25/2018	8/25/2015	7/25/2009
Prin. Window Len	383	324	265	215	177	148	108	35
Yield	5.71	5.71	5.72	5.72	5.72	5.72	5.72	5.70

Class A-1B to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.54	5.88	4.32	3.33	2.67	2.18	1.48	0.97
Prin. Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	7/25/2038	8/25/2033	9/25/2028	7/25/2024	5/25/2021	12/25/2018	8/25/2015	7/25/2009
Prin. Window Len	383	324	265	215	177	148	108	35
Yield	5.63	5.63	5.63	5.63	5.63	5.63	5.63	5.61

Class A-3 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	2.40	1.38	0.94	0.70	0.56	0.46	0.32	0.24
Prin. Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	6/25/2011	8/25/2009	8/25/2008	2/25/2008	10/25/2007	8/25/2007	4/25/2007	2/25/2007
Prin. Window Len	58	36	24	18	14	12	8	6
Yield	5.55	5.54	5.54	5.54	5.53	5.53	5.53	5.54

Class A-4 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	5.90	3.84	2.67	1.99	1.57	1.28	0.91	0.67
Prin. Start Date	6/25/2011	8/25/2009	8/25/2008	2/25/2008	10/25/2007	8/25/2007	4/25/2007	2/25/2007
Prin. End Date	9/25/2013	5/25/2011	1/25/2010	3/25/2009	8/25/2008	4/25/2008	10/25/2007	7/25/2007
Prin. Window Len	28	22	18	14	11	9	7	6
Yield	5.64	5.64	5.64	5.64	5.64	5.64	5.62	5.61

Class A-5 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	10.07	6.82	4.91	3.74	2.97	2.37	1.65	1.22
Prin. Start Date	9/25/2013	5/25/2011	1/25/2010	3/25/2009	8/25/2008	4/25/2008	10/25/2007	7/25/2007
Prin. End Date	10/25/2020	5/25/2016	12/25/2013	2/25/2012	2/25/2011	4/25/2010	12/25/2008	4/25/2008
Prin. Window Len	86	61	48	36	31	25	15	10
Yield	5.71	5.71	5.71	5.70	5.71	5.70	5.70	5.70

Class A-6 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	20.05	14.71	11.19	8.82	7.14	5.91	3.90	2.20
Prin. Start Date	10/25/2020	5/25/2016	12/25/2013	2/25/2012	2/25/2011	4/25/2010	12/25/2008	4/25/2008
Prin. End Date	7/25/2038	8/25/2033	9/25/2028	7/25/2024	5/25/2021	12/25/2018	8/25/2015	7/25/2009
Prin. Window Len	214	208	178	150	124	105	81	16
Yield	5.82	5.83	5.83	5.84	5.84	5.84	5.85	5.80

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 38)

Class A-8 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	2.41	1.38	0.94	0.70	0.56	0.46	0.32	0.24
Prin. Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	6/25/2011	8/25/2009	8/25/2008	2/25/2008	11/25/2007	8/25/2007	5/25/2007	2/25/2007
Prin. Window Len	58	36	24	18	15	12	9	6
Yield	5.54	5.53	5.53	5.53	5.52	5.52	5.52	5.53

Class A-9 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	5.90	3.84	2.67	2.00	1.57	1.28	0.91	0.67
Prin. Start Date	6/25/2011	8/25/2009	8/25/2008	2/25/2008	11/25/2007	8/25/2007	5/25/2007	2/25/2007
Prin. End Date	9/25/2013	5/25/2011	1/25/2010	3/25/2009	8/25/2008	4/25/2008	10/25/2007	7/25/2007
Prin. Window Len	28	22	18	14	10	9	6	6
Yield	5.62	5.62	5.62	5.62	5.62	5.62	5.60	5.59

Class A-10 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	10.07	6.82	4.91	3.74	2.97	2.37	1.65	1.22
Prin. Start Date	9/25/2013	5/25/2011	1/25/2010	3/25/2009	8/25/2008	4/25/2008	10/25/2007	7/25/2007
Prin. End Date	10/25/2020	5/25/2016	12/25/2013	2/25/2012	2/25/2011	4/25/2010	12/25/2008	4/25/2008
Prin. Window Len	86	61	48	36	31	25	15	10
Yield	5.68	5.67	5.67	5.67	5.67	5.67	5.67	5.67

Class A-11 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	20.06	14.72	11.20	8.83	7.14	5.91	3.90	2.20
Prin. Start Date	10/25/2020	5/25/2016	12/25/2013	2/25/2012	2/25/2011	4/25/2010	12/25/2008	4/25/2008
Prin. End Date	7/25/2038	8/25/2033	9/25/2028	7/25/2024	5/25/2021	12/25/2018	8/25/2015	7/25/2009
Prin. Window Len	214	208	178	150	124	105	81	16
Yield	5.79	5.80	5.81	5.81	5.81	5.82	5.82	5.78

Class A-12 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.54	5.88	4.32	3.33	2.67	2.18	1.48	0.97
Prin. Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	7/25/2038	8/25/2033	9/25/2028	7/25/2024	5/25/2021	12/25/2018	8/25/2015	7/25/2009
Prin. Window Len	383	324	265	215	177	148	108	35
Yield	5.73	5.73	5.74	5.74	5.74	5.74	5.74	5.72

Class A-13A to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.54	5.88	4.32	3.33	2.67	2.18	1.48	0.97
Prin. Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	7/25/2038	8/25/2033	9/25/2028	7/25/2024	5/25/2021	12/25/2018	8/25/2015	7/25/2009
Prin. Window Len	383	324	265	215	177	148	108	35
Yield	5.77	5.78	5.78	5.78	5.78	5.78	5.78	5.76

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 39)

Class A-13B to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.54	5.88	4.32	3.33	2.67	2.18	1.48	0.97
Prin. Start Date	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006	9/25/2006
Prin. End Date	7/25/2038	8/25/2033	9/25/2028	7/25/2024	5/25/2021	12/25/2018	8/25/2015	7/25/2009
Prin. Window Len	383	324	265	215	177	148	108	35
Yield	5.69	5.69	5.69	5.69	5.69	5.69	5.69	5.68

Class B-1 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	14.53	10.38	8.09	6.51	5.37	4.65	4.19	4.78
Prin. Start Date	2/25/2014	10/25/2012	5/25/2011	4/25/2010	9/25/2009	11/25/2009	4/25/2010	7/25/2009
Prin. End Date	9/25/2033	11/25/2027	2/25/2023	10/25/2019	5/25/2017	8/25/2015	2/25/2013	6/25/2013
Prin. Window Len	236	182	142	115	93	70	35	48
Yield	5.86	5.86	5.86	5.86	5.86	5.86	5.86	5.91

Class B-2 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	14.45	10.29	8.01	6.45	5.32	4.59	3.98	4.38
Prin. Start Date	2/25/2014	9/25/2012	5/25/2011	4/25/2010	9/25/2009	10/25/2009	2/25/2010	8/25/2010
Prin. End Date	7/25/2032	7/25/2026	12/25/2021	10/25/2018	7/25/2016	12/25/2014	9/25/2012	6/25/2011
Prin. Window Len	222	167	128	103	83	63	32	11
Yield	5.88	5.88	5.88	5.88	5.88	5.88	5.88	5.93

Class B-3 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	14.38	10.21	7.93	6.39	5.28	4.53	3.87	3.96
Prin. Start Date	2/25/2014	9/25/2012	5/25/2011	4/25/2010	9/25/2009	10/25/2009	1/25/2010	6/25/2010
Prin. End Date	4/25/2031	3/25/2025	10/25/2020	11/25/2017	10/25/2015	4/25/2014	7/25/2012	2/25/2011
Prin. Window Len	207	151	114	92	74	55	31	9
Yield	5.91	5.91	5.91	5.91	5.91	5.91	5.92	5.95

Class B-4 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	14.26	10.09	7.84	6.32	5.21	4.48	3.79	3.71
Prin. Start Date	2/25/2014	8/25/2012	5/25/2011	4/25/2010	9/25/2009	10/25/2009	11/25/2009	2/25/2010
Prin. End Date	9/25/2030	8/25/2024	5/25/2020	7/25/2017	7/25/2015	1/25/2014	5/25/2012	12/25/2010
Prin. Window Len	200	145	109	88	71	52	31	11
Yield	6.01	6.02	6.02	6.02	6.02	6.02	6.02	6.05

Class B-5 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	14.09	9.92	7.71	6.21	5.13	4.39	3.68	3.51
Prin. Start Date	2/25/2014	8/25/2012	5/25/2011	4/25/2010	9/25/2009	9/25/2009	11/25/2009	1/25/2010
Prin. End Date	10/25/2028	10/25/2022	11/25/2018	5/25/2016	7/25/2014	3/25/2013	10/25/2011	7/25/2010
Prin. Window Len	177	123	91	74	59	43	24	7
Yield	6.05	6.05	6.06	6.06	6.05	6.06	6.06	6.09

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 40)

Class B-6 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.74	9.63	7.47	6.02	4.97	4.31	3.55	3.33
Prin. Start Date	2/25/2014	8/25/2012	5/25/2011	4/25/2010	9/25/2009	9/25/2009	10/25/2009	11/25/2009
Prin. End Date	1/25/2028	2/25/2022	5/25/2018	11/25/2015	3/25/2014	11/25/2012	7/25/2011	4/25/2010
Prin. Window Len	168	115	85	68	55	39	22	6
Yield	6.93	6.93	6.93	6.93	6.93	6.93	6.94	6.98

Class B-7 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.00	9.05	7.02	5.66	4.78	4.11	3.34	3.17
Prin. Start Date	2/25/2014	8/25/2012	5/25/2011	4/25/2010	9/25/2009	9/25/2009	9/25/2009	10/25/2009
Prin. End Date	6/25/2024	3/25/2019	1/25/2016	1/25/2014	9/25/2012	3/25/2012	8/25/2010	11/25/2009
Prin. Window Len	125	80	57	46	37	31	12	2
Yield	7.66	7.66	7.66	7.65	7.65	7.65	7.65	7.69

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Structured Asset Mortgage Investments II Trust 2006-AR7

Mortgage Pass-Through Certificates, Series 2006-AR7

Computational Materials (Page 41)

Contact Information
MBS Trading
Michael Nierenberg	Tel: (212) 272-4976
Senior Managing Director	mnierenberg@bear.com

Paul Van Lingen	Tel: (212) 272-4976
Senior Managing Director	pvanlingen@bear.com

MBS Structuring

Mark Michael	Tel: (212) 272-5451
Managing Director	mmichael@bear.com

MBS Banking
Baron Silverstein	Tel: (212) 272-3877
Senior Managing Director	bsilverstein@bear.com

Jeff Maggard	Tel: (212) 272-3877
Managing Director	jmaggard@bear.com

Ryan Bell	Tel: (212) 272-2533
Analyst	rbell@bear.com

Syndicate

Carol Fuller	Tel: (212) 272-4955
Senior Managing Director	cfuller@bear.com

Angela Ward	Tel: (212) 272-4955
Associate Director	adward@bear.com

Rating Agencies

Julia Clements– S&P	Tel: (212) 438-8432
julia_clements@standardandpoors.com

Todd Swanson – Moody’s	Tel: (415) 274-1714
todd.swanson@moodys.com

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Current Balance
Current Balance	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of Overall CURRENT BALANCE
-50,000.99	40,974	701	80.09	30.02	0.02
50,001.00 - 100,000.99	82,818	701	74.31	36.17	0.47
100,001.00 - 150,000.99	127,571	701	76.04	37.61	2.21
150,001.00 - 200,000.99	177,128	701	76.67	38.92	4.53
200,001.00 - 250,000.00	225,315	693	77.97	39.94	5.94
250,000.01 - 300,000.00	275,789	690	77.67	39.99	7.39
300,000.01 - 350,000.00	324,991	693	78.34	39.8	7.46
350,000.01 - 400,000.00	378,704	692	77.75	41.33	8.57
400,000.01 - 450,000.00	428,472	703	76.62	40.81	7.38
450,000.01 - 500,000.00	476,360	706	76.77	40.3	8.46
500,000.01 - 550,000.00	525,248	703	77.74	41.1	7.24
550,000.01 - 600,000.00	576,324	705	77.32	40.93	6.75
600,000.01 - 650,000.00	632,148	706	76.06	40.34	6.73
650,000.01 - 700,000.00	675,893	712	72.46	40.63	2.58
700,000.01 - 750,000.00	727,120	703	73.71	41.18	2.6
750,000.01 - 800,000.00	775,628	701	73.86	39.41	1.71
800,000.01 - 850,000.00	827,144	710	73.47	40.35	1.65
850,000.01 - 900,000.00	881,277	714	74.36	41.55	1.15
900,000.01 - 950,000.00	930,750	718	74.45	38.59	1.15
950,000.01 - 1,000,000.00	988,496	708	70.52	38.72	3.64
1,000,000.01 - 1,500,000.00	1,275,535	717	69.98	38.14	8.74
1,500,000.01 - 2,000,000.00	1,748,279	710	70.28	37.29	2.17
2,000,000.01 - 2,500,000.00	2,223,923	722	69.08	39.99	1.38
2,500,000.01 - 3,000,000.00	2,509,152	775	65	43.75	0.09
TOTAL	407,557	703	75.7	40.01	100.00

Current Gross Coupon
Current Gross Coupon	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
1.000 - 1.124	469,870	710	72.43	37.98	2.59
1.250 - 1.374	440,475	712	73.11	40.42	12.39
1.500 - 1.624	421,549	706	74.77	40.45	5.62
1.750 - 1.874	387,047	694	75.85	40.07	11.94
2.000 - 2.124	517,085	707	72.22	39.92	6.77
2.250 - 2.374	383,019	669	76.62	39.86	3.63
2.375 - 2.499	304,950	711	95	34.23	0.01
2.500 - 2.624	423,072	695	75.51	38.44	2.2
2.750 - 2.874	265,225	701	79.8	39.79	1.97
2.875 - 2.999	310,538	756	86.24	39.79	0.04
3.000 - 3.124	282,687	681	80.92	38.96	0.62
3.125 - 3.249	278,145	724	89.42	42.62	0.19
3.250 - 3.374	238,011	703	83.28	37.47	0.97
3.375 - 3.499	208,216	691	85.73	38.43	0.02
3.500 - 3.624	246,359	685	84.64	38.97	0.59

Current Gross Coupon
Current Gross Coupon	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE

3.625 - 3.749	295,000	645	82.63	30.74	0.01
3.750 - 3.874	245,730	706	87.22	41.24	0.4
3.875 - 3.999	318,806	728	88.24	43.86	0.07
4.000 - 4.124	256,117	686	89.82	39.55	0.34
4.125 - 4.249	343,500	744	93.34	39.54	0.04
4.250 - 4.374	256,042	669	90.9	42.51	0.25
4.375 - 4.499	253,367	738	94.98	40.25	0.2
4.500 - 4.624	226,204	672	89.67	41.16	0.1
4.625 - 4.749	303,054	693	94.86	38.21	0.1
4.750 - 4.874	271,506	677	92.79	46.43	0.05
4.875 - 4.999	127,196	708	91.95	41.38	0.03
5.000 - 5.124	276,106	681	89.78	47.83	0.02
5.125 - 5.249	247,141	715	92.48	38.11	0.02
5.250 - 5.374	256,500	661	90	49	0.01
5.375 - 5.499	621,696	690	74.37	43.98	0.06
5.500 - 5.624	220,712	654	74.48	43.02	0.02
5.625 - 5.749	780,714	768	73.04	40.81	0.08
5.875 - 5.999	654,065	709	66.48	42.8	0.32
6.000 - 6.124	829,453	757	63.84	35.56	0.26
6.125 - 6.249	597,701	712	77.85	40.7	0.16
6.250 - 6.374	519,940	705	72.99	38.31	0.2
6.375 - 6.499	464,501	725	71.74	42.59	0.22
6.500 - 6.624	579,187	734	70.72	42	0.52
6.625 - 6.749	489,074	713	74.37	40.64	0.37
6.750 - 6.874	480,561	710	74.01	39.97	0.73
6.875 - 6.999	504,279	730	71.78	41.15	0.97
7.000 - 7.124	544,873	721	73.67	40.07	1.13
7.125 - 7.249	510,906	711	73.77	40.71	1.83
7.250 - 7.374	479,401	717	74.12	39.79	2.49
7.375 - 7.499	463,950	720	74.01	40.4	3.28
7.500 - 7.624	430,328	721	75.18	40.91	4.68
7.625 - 7.749	438,134	706	75.93	40.29	5.6
7.750 - 7.874	420,996	700	76.93	40.02	4.28
7.875 - 7.999	410,448	694	75.99	39.09	5.63
8.000 - 8.124	373,769	688	76.36	39.7	7.11
8.125 - 8.249	384,171	694	78.26	39.05	2.63
8.250 - 8.374	435,428	694	76.62	39.82	2.43
8.375 - 8.499	353,509	699	77.78	40.43	2.43
8.500 - 8.624	282,563	707	90.83	37.86	0.3
8.625 - 8.749	274,353	704	88.58	41.35	0.26
8.750 - 8.874	256,031	709	89.32	42.34	0.18
8.875 - 8.999	283,996	696	89.81	42.45	0.16
9.000 - 9.124	242,492	682	90.37	45.56	0.14
9.125 - 9.249	283,438	690	89.43	43.09	0.09
9.250 - 9.374	293,580	675	89.61	44.32	0.14
9.375 - 9.499	246,727	685	89.36	37.68	0.08
9.500 - 9.624	241,677	673	90.66	41.28	0.04
9.625 - 9.749	216,143	637	89.26	34.09	0.01
9.750 - 9.874	162,573	664	91.08	38.17	0.01
TOTAL	407,557	703	75.7	40.01	100.00

Current Net Coupon
Current Net Coupon	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
0.625 - 0.749	469,870	710	72.43	37.98	2.59
0.875 - 0.999	440,475	712	73.11	40.42	12.39
1.125 - 1.249	421,248	706	74.81	40.44	5.63
1.375 - 1.499	386,782	694	75.85	40.06	11.95
1.625 - 1.749	517,085	707	72.22	39.92	6.77
1.750 - 1.874	421,150	703	88.77	37.96	0.03
1.875 - 1.999	383,102	669	76.71	39.91	3.65
2.000 - 2.124	273,193	715	89.14	40.59	0.36
2.125 - 2.249	411,723	694	75.85	38.54	2.27
2.250 - 2.374	311,528	692	89.5	39.69	0.08
2.375 - 2.499	264,723	701	79.98	39.72	2.01
2.500 - 2.624	249,323	686	88.58	43.13	0.17
2.625 - 2.749	275,835	683	82.95	39.55	0.82
2.750 - 2.874	293,832	700	90.12	40.08	0.26
2.875 - 2.999	231,442	702	82.6	37.05	0.88
3.000 - 3.124	258,995	711	93.88	41.41	0.37
3.125 - 3.249	251,595	685	83.58	38.52	0.46
3.250 - 3.374	297,877	678	93.06	44.66	0.05
3.375 - 3.499	222,280	704	85.64	41.25	0.16
3.500 - 3.624	199,655	690	91.45	45.01	0.07
3.625 - 3.749	259,617	700	90.8	40.06	0.17
3.750 - 3.874	220,652	737	93.11	41.58	0.02
3.875 - 3.999	177,449	643	90.28	29.61	0.03
4.000 - 4.124	256,500	661	90	49	0.01
4.125 - 4.249	126,800	708	85.77	32.94	0.01
4.875 - 4.999	382,800	658	88	49	0.01
5.000 - 5.124	736,809	696	68.89	47.14	0.05
5.125 - 5.249	190,217	670	62.98	55.55	0.01
5.250 - 5.374	780,714	768	73.04	40.81	0.08
5.500 - 5.624	653,326	709	66.44	43.03	0.31
5.625 - 5.749	804,258	750	65.71	36.93	0.28
5.750 - 5.874	597,701	712	77.85	40.7	0.16
5.875 - 5.999	519,940	705	72.99	38.31	0.2
6.000 - 6.124	452,434	720	72.5	42.83	0.23
6.125 - 6.249	557,346	733	71.42	41.48	0.54
6.250 - 6.374	489,074	713	74.37	40.64	0.37
6.375 - 6.499	478,307	711	73.56	39.54	0.71
6.500 - 6.624	490,393	730	71.91	41.17	0.98
6.625 - 6.749	539,928	721	73.78	39.99	1.13
6.750 - 6.874	513,379	711	74.04	40.56	1.86
6.875 - 6.999	470,746	718	74.52	39.58	2.55
7.000 - 7.124	448,114	720	75.39	40.79	3.55
7.125 - 7.249	421,390	721	76.07	40.91	4.95
7.250 - 7.374	431,720	707	76.39	40.3	5.77
7.375 - 7.499	403,655	701	77.74	40.12	4.53
7.500 - 7.624	405,004	694	76.31	39.23	5.76
7.625 - 7.749	372,662	688	76.47	39.72	7.16
7.750 - 7.874	369,444	691	78.63	39.28	2.71
7.875 - 7.999	439,777	692	76.74	40.06	2.47
8.000 - 8.124	357,074	695	76.41	39.92	2.24
8.125 - 8.249	230,546	695	88.71	37.48	0.08
8.250 - 8.374	340,551	685	75.71	42.03	0.06

Current Net Coupon
Current Net Coupon	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
8.375 - 8.499	170,700	721	80.75	30.17	0.02
8.500 - 8.624	487,424	708	80	43.88	0.02
8.625 - 8.749	355,072	693	95	42.18	0.01
8.875 - 8.999	61,001	637	80	36.82	0
9.000 - 9.124	211,570	720	80	29.99	0.01
TOTAL	407,557	703	75.7	40.01	100

Credit Score
FICO SCORE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
0 - 19	381,590	0	73.13	24.22	0.21
580 - 599	320,000	594	69.57	26.42	0.01
600 - 619	292,821	611	74.46	39.47	0.24
620 - 639	345,144	630	74.84	40.14	6.68
640 - 659	353,091	651	75.72	40.38	9.89
660 - 679	391,845	670	75.97	40.04	17.81
680 - 699	413,717	690	76.2	40.28	16.97
700 - 719	440,174	709	76.94	40.07	14.29
720 - 739	436,703	729	75.7	40.4	11.67
740 - 759	435,771	749	75.23	39.02	9.26
760 - 779	440,389	769	74.52	40.24	7.02
780 - 799	451,326	789	73.94	39.11	4.45
800 - 819	387,717	805	72.86	39.8	1.5
820 - 839	145,596	823	80	39.94	0.01
TOTAL	407,557	703	75.7	40.01	100

Original Term
STATED ORIGINAL TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
360	395,366	703	75.88	40	74.73
480	448,461	702	75.16	40.02	25.27
TOTAL	407,557	703	75.7	40.01	100

Remaining Term
STATED REM TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
301 - 360	395,366	703	75.88	40	74.73
361 +	448,461	702	75.16	40.02	25.27
TOTAL	407,557	703	75.7	40.01	100

State
State1	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Alabama	247,165	717	80.39	37.66	0.19
Alaska	347,400	692	88.52	34.98	0.02
Arizona	311,663	709	76.96	38.78	2.44
California	497,115	704	75.02	40.49	55.12
Colorado	318,007	708	74.57	38.8	0.79
Connecticut	528,898	693	73.87	39.73	0.8
Delaware	320,624	694	71.87	35.45	0.14
District of Columbia	384,008	684	79.51	41.34	0.25
Florida	303,461	698	77.61	38.32	11.63
Georgia	258,975	681	80.34	37.88	0.31
Hawaii	599,974	719	71.44	39.76	1.34
Idaho	273,621	715	72.96	41.85	0.37
Illinois	386,606	705	74.4	39.84	2.42
Indiana	161,244	691	83.06	40.85	0.08
Kansas	246,938	691	81.61	38.07	0.07
Kentucky	179,659	696	82.69	39.81	0.06
Louisiana	288,686	668	67.24	48.83	0.04
Maryland	430,575	687	75.77	39.73	2.02
Massachusetts	356,235	695	77.1	41.61	1.13
Michigan	304,425	715	75.87	40.36	1.26
Minnesota	264,777	707	80.28	39.75	0.88
Mississippi	64,680	783	70	30.21	0
Missouri	178,079	704	77.39	39.4	0.2
Montana	526,648	742	78	22.32	0.07
Nevada	342,712	701	77.25	39.26	3.36
New Hampshire	408,798	724	76.06	41.47	0.2
New Jersey	413,884	689	76.78	38.98	2.42
New Mexico	220,328	709	84.48	41.92	0.07
New York	456,786	702	73.79	39.4	2.82
North Carolina	368,883	716	75.38	39.68	0.57
Ohio	221,175	706	78.2	40.05	0.46
Oklahoma	103,930	714	80.06	37.13	0.02
Oregon	302,270	722	77.89	43.13	0.62
Pennsylvania	223,436	703	77.54	39.94	0.63
Rhode Island	339,447	686	80.37	40.77	0.3
South Carolina	265,236	692	73.24	37.47	0.16
South Dakota	131,486	711	78.64	38.43	0.03
Tennessee	302,492	690	73.53	36.39	0.33
Texas	197,080	710	79.27	37.11	0.51
Utah	326,936	718	78.17	38.64	0.77
Vermont	144,000	802	77.84	19.02	0
Virginia	452,301	696	75.55	41.32	2.6
Washington	325,986	712	76.85	41.39	1.94
West Virginia	175,904	701	82.24	37.42	0.02
Wisconsin	204,633	701	78.18	41.05	0.49
Wyoming	139,068	685	77.09	42.73	0.01
TOTAL	407,557	703	75.7	40.01	100

Loan Purpose
Loan Purpose	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Cash Out Refinance	411,256	696	73.56	40.68	44.23
Purchase	402,679	715	78.45	39.25	34.78
Rate/Term Refinance	408,014	696	75.66	39.84	20.99
TOTAL	407,557	703	75.7	40.01	100

Occupancy
Occupancy	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Investor	281,573	712	72.68	37.7	11.66
Owner Occupied	438,364	701	76.08	40.5	83.27
Second Home	362,315	716	76.44	37.18	5.07
TOTAL	407,557	703	75.7	40.01	100

Property Type
Property Type	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2-4 Family	391,663	704	75	39.71	7.71
CO-OP	500,177	763	64.37	36.55	0.07
Condominium	310,614	707	77.58	38.33	9.42
PUD	466,348	708	75.98	40.01	18.26
Single Family	413,579	700	75.44	40.29	64.53
TOTAL	407,557	703	75.7	40.01	100

Documentation Code
Documentation Code	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Full/Alternative	325,524	695	77.58	42.12	9.01
No Income/No Asset	231,200	701	67.11	0	0.02
No Ratio	834,914	701	71.63	0	0.43
Stated Income	434,965	703	75.54	39.79	80.29
Stated/Stated	315,385	706	75.47	39.82	10.25
TOTAL	407,557	703	75.7	40.01	100

Interest Only
Interest Only	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
NO	407,557	703	75.7	40.01	100
NONIO	407,557	703	75.7	40.01	100
TOTAL	407,557	703	75.7	40.01	100

Index Type
Index Type	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
MTA	407,557	703	75.7	40.01	100
TOTAL	407,557	703	75.7	40.01	100

Teaser Period
Teaser Period	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
1	403,687	701	75.89	40.07	94.14
3	481,801	723	72.66	38.97	5.86
TOTAL	407,557	703	75.7	40.01	100

Max Rate
Max Rate	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
0.000 - 7.999	599,003	647	80	32.55	0.02
8.000 - 8.499	171,636	665	80	43.62	0.01
9.500 - 9.999	409,130	703	75.58	40	98.71
10.000 – 10.499	295,535	669	79.35	34.15	0.28
10.500 – 10.999	340,979	703	88.75	41.63	0.47
11.000 – 11.499	308,452	689	84.24	42.02	0.41
11.500 – 11.999	269,173	668	74.17	45.56	0.04
13.000 – 13.499	330,371	709	95	48.44	0.02
13.500 – 13.999	99,900	672	90	31.14	0
14.000 +	308,538	745	89.99	45.21	0.03
TOTAL	407,557	703	75.7	40.01	100

Prepay
Prepay	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
No	513,050	724	73.38	39.4	10.18
NoPP	513,050	724	73.38	39.4	10.18
No PP	513,050	724	73.38	39.4	10.18
Yes	398,279	700	75.96	40.07	89.82
Hard	398,279	700	75.96	40.07	89.82
12MPP	466,139	706	75.56	40.46	34.8
24MPP	482,331	713	79.37	43.04	0.12
30MPP	322,227	715	76.74	41.15	0.24
36MPP	364,723	697	76.21	39.82	54.66
TOTAL	407,557	703	75.7	40.01	100

Originators
Originators	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
COUNTRYWIDE	407,557	703	75.7	40.01	100
TOTAL	407,557	703	75.7	40.01	100

Index and Caps
INIT RATE CAP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENTGROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
0	407,557	703	75.7	4.696	40.01	100
TOTAL	407,557	703	75.7	4.696	40.01	100

Caps
PER RATE ACP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN O VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
0	407,557	703	75.7	4.696	40.01	100
TOTAL	407,557	703	75.7	4.696	40.01	100

Silent Seconds
SILSEC COMBO LTV	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg COMBO LTV	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
NO	397,240	702	75.13	75.13	4.699	40.19	56.14
0.00 - 9.99	585,500	719	7.03	7.03	1.989	39.7	0.04
10.00 - 19.99	130,415	727	14.82	14.82	4.104	37.82	0.02
20.00 - 29.99	255,829	707	27.93	27.93	4.885	35.61	0.11
30.00 - 39.99	282,768	705	35.53	35.53	3.424	40.27	0.4
40.00 - 49.99	416,729	729	45.41	45.41	4.661	41.9	1.42
50.00 - 59.99	443,426	706	55.44	55.44	3.997	39.83	2.99
60.00 - 69.99	488,103	698	66.1	66.1	3.958	40.21	7.16
70.00 - 79.99	445,465	698	74.61	74.61	4.566	39.95	19.34
80.00 - 89.99	377,349	705	80.87	80.87	4.863	40.13	19.28
90.00 - 99.99	269,607	703	91.88	91.88	6.091	41.05	5.38
YES	421,573	703	76.42	87.83	4.692	39.77	43.86
0.00 - 9.99	723,001	694	7.66	9	3.408	45.57	0.05
40.00 - 49.99	456,016	682	44.32	47.71	6.76	44.98	0.03
50.00 - 59.99	716,744	721	45.2	54.29	5.406	34.96	0.15
60.00 - 69.99	846,485	722	56.81	66.43	4.694	39.03	0.44
70.00 - 79.99	741,436	709	65.33	75.17	4.431	38.49	1.84
80.00 - 89.99	445,976	702	75.74	86.14	4.802	39.8	12.33
90.00 - 99.99	397,346	703	78.02	90.01	4.659	39.86	29
100.00 - 109.99	368,649	669	80	100	2.268	38.64	0.03
TOTAL	407,557	703	75.7	80.7	4.696	40.01	100

DTI
BACK RATIO	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
0.00 - 9.99	577,123	712	72.94	6.95	0.83
10.00 - 19.99	376,063	722	73.9	15.97	2.02
20.00 - 29.99	357,811	705	74.55	26.2	8.21
30.00 - 39.99	408,207	701	75.65	36.06	36.69
40.00 - 49.99	426,616	701	76.28	44.45	41.65
50.00 - 59.99	377,159	708	75.04	52.67	10.6
TOTAL	407,557	703	75.7	40.01	100

Max NegAm Percentage
Max NegAm AMORT PCT1	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
110	451,414	702	73.96	39.46	2.88
115	406,388	703	75.75	40.02	97.12
TOTAL	407,557	703	75.7	40.01	100

Gross Margin
MARGIN	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
0.000 – 1.749	658,029	723	68.02	39.56	0.84
1.750 – 1.999	544,340	714	70.84	40.44	0.71
2.000 – 2.249	467,799	726	73.63	42.9	0.77
2.250 – 2.499	487,277	720	73.36	40.08	2.32
2.500 – 2.749	510,513	721	74.08	40.18	5.77
2.750 – 2.999	474,459	716	73.37	40.54	10.31
3.000 – 3.249	430,957	715	74.59	40.71	17.72
3.250 – 3.499	396,407	701	76.23	39.85	20.75
3.500 – 3.749	370,326	685	76.37	39.39	25.38
3.750 – 3.999	447,927	709	75.61	39.53	6.86
4.000 – 4.249	355,806	690	77.9	39.66	6.64
4.250 – 4.499	260,939	699	89.85	40.79	0.74
4.500 – 4.749	256,942	699	90.43	42.22	0.52
4.750 – 4.999	272,824	680	90.05	43.17	0.39
5.000 +	259,500	666	90.18	40.63	0.28
TOTAL	407,557	703	75.7	40.01	100

Net Margin
Net Margin	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
0.000 - 1.749	565,745	719	71.15	40.18	1.99
1.750 - 1.999	474,785	722	72.45	41.05	1.6
2.000 - 2.249	479,169	723	73.44	39.79	3.48
2.250 - 2.499	512,556	718	74.66	40.59	6.92
2.500 - 2.749	448,229	719	74.47	40.95	14.63
2.750 - 2.999	401,917	709	76.04	40.08	21.3

Net Margin
Net Margin	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
3.000 - 3.249	367,902	687	76.59	39.62	32.81
3.250 - 3.499	434,338	705	75.92	39.26	9.56
3.500 - 3.749	374,274	688	76.56	39.89	7.46
3.750 - 3.999	260,916	709	84.7	39.93	0.2
4.000 - 4.249	328,763	696	86.86	41.27	0.03
4.250 - 4.499	61,001	637	80	36.82	0
4.500 - 4.749	211,570	720	80	29.99	0.01
TOTAL	407,557	703	75.7	40.01	100

Original Loan to Value
Loan to Value	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
5.01 – 10.00	654,251	705	7.38	42.94	0.09
10.01 – 15.00	145,500	734	12.98	36.59	0.01
15.01 – 20.00	115,329	718	17.14	39.38	0.01
25.01 – 30.00	255,829	707	27.93	35.61	0.11
30.01 – 35.00	272,046	697	33.45	38.99	0.17
35.01 – 40.00	304,129	718	37.6	41.21	0.28
40.01 – 45.00	439,159	723	42.82	42.33	0.68
45.01 – 50.00	450,650	727	47.8	39.28	1.12
50.01 – 55.00	469,462	706	52.94	40.25	1.33
55.01 – 60.00	505,508	706	57.7	39.33	2.45
60.01 – 65.00	547,898	696	63.24	38.73	4.04
65.01 – 70.00	434,149	706	69.28	38.86	13.86
70.01 – 75.00	516,276	700	74.08	39.79	15.25
75.01 – 80.00	393,765	702	79.64	40.26	52.8
80.01 – 85.00	280,461	688	83.99	41.5	0.83
85.01 – 90.00	274,389	695	89.48	41.55	4.84
90.01 – 95.00	270,526	716	94.74	41.22	2.12
95.01 +	268,441	643	95.34	51.06	0.01
TOTAL	407,557	703	75.7	40.01	100

Original Combined Loan to Value
COMBO LTV	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
5.01 - 10.00	654,251	705	7.38	42.94	0.09
10.01 - 15.00	145,500	734	12.98	36.59	0.01
15.01 - 20.00	115,329	718	17.14	39.38	0.01
25.01 - 30.00	255,829	707	27.93	35.61	0.11
30.01 - 35.00	272,046	697	33.45	38.99	0.17
35.01 - 40.00	302,130	718	37.49	41.21	0.27
40.01 - 45.00	420,946	724	42.76	43.54	0.58
45.01 - 50.00	402,391	730	47.67	40.77	0.9
50.01 - 55.00	474,928	711	52.31	39.82	1.31
55.01 - 60.00	448,720	702	57.38	39.4	1.95
60.01 - 65.00	497,231	697	62.76	39.43	2.95
65.01 - 70.00	535,811	702	68.56	39.75	8.76

Original Combined Loan to Value
COMBO LTV	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
70.01 - 75.00	455,484	698	73	39.24	9.25
75.01 - 80.00	410,023	705	78.5	40.06	26.21
80.01 - 85.00	406,764	699	77.56	40.27	3.89
85.01 - 90.00	379,940	701	79.24	40.11	40.77
90.01 - 95.00	305,973	714	90.63	41.06	2.73
95.01 +	341,030	671	83.02	45.03	0.05
TOTAL	407,557	703	75.7	40.01	100

Months to Roll
Roll	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
1	405,552	703	75.96	40.17	82.08
2	403,471	697	75.29	39.06	14.03
3	507,636	720	71.18	40.06	3.46
4	309,945	700	75.09	39.79	0.43
TOTAL	407,557	703	75.7	40.01	100